UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Geovic Mining Corp.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement)

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NOTICE OF

2011 ANNUAL MEETING OF STOCKHOLDERS

PROXY STATEMENT

GEOVIC MINING CORP.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

NOTICE IS HEREBY GIVEN THAT the Annual Meeting of Stockholders (the “Meeting”) of GEOVIC MINING CORP. (the “Company”) will be held on June 17, 2011 at 10:00 a.m. in the Magnolia Hotel, 818 17th Street, Stout Room, Denver, Colorado 80202, for the following purposes:

1.	to elect William A. Buckovic, Michael A. Goldberg, Robert J. MacDonald, Michael T. Mason, Wade D. Nesmith, John T. Perry, Paul D. Rose, Gregg J. Sedun and John E. Sherborne as directors of the Company to serve until the 2012 annual meeting of stockholders;

2.	to consider and vote upon a proposal to approve the Second Amended and Restated Stock Option Plan, as required by the Toronto Stock Exchange;

3.	to consider and vote upon a proposal to approve an amendment to the Company’s Certificate of Incorporation to increase the number of authorized Shares of the Company’s Common Stock to 600,000,000 Shares;

4.	to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011; and

5.	to transact such further and other business as may properly come before the Meeting or any adjournment thereof.

We are pleased to be relying on the U.S. Securities and Exchange Commission rules that allow companies to furnish their proxy materials over the Internet. As a result, we will begin mailing a Notice of Internet Availability of Proxy Materials for our annual meeting of stockholders, containing instructions on how to access our proxy materials and vote online, on or about May 6, 2011. The Company’s proxy statement accompanying this notice of annual meeting of stockholders and the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2010 can be accessed by following the instructions in the Notice of Internet Availability of Proxy Materials.

We hope you will be able to attend the annual meeting. Whether or not you plan to attend, your vote is important to us, and we urge you to review our proxy materials and promptly cast your vote using the instructions provided in the Notice of Internet Availability of Proxy Materials.

Alternatively, if you requested or received a copy of the proxy material by mail, you may vote by telephone, over the Internet, or mark, date, sign and return the proxy/voting instruction card in the envelope provided. If you mail a proxy, you may later withdraw the proxy and vote in person at the Meeting. For more information about how to vote your Shares, please see the discussion beginning on page 1 of our proxy statement under the heading “Information about the Annual Meeting.”

Thank you for your interest in our Company. We look forward to seeing you at the 2011 annual meeting of stockholders.

Only the holders of Shares of Common Stock, par value $0.0001 per Share, of the Company at the close of business on April 27, 2011 are entitled to vote or to have their Shares voted at the Meeting.

DATED at Denver, Colorado, this 6th day of May, 2011.

BY ORDER OF THE BOARD OF DIRECTORS

Michael T. Mason
Chief Executive Officer

Geovic Mining Corp.

1200 17th Street, Suite 980

Denver, CO 80202

GEOVIC MINING CORP.

ANNUAL MEETING OF STOCKHOLDERS

PROXY STATEMENT

GENERAL PROXY INFORMATION

This proxy statement (the “Proxy Statement”) is furnished in connection with the solicitation of proxies by the board of directors (the “Board” or “Board of Directors”) of GEOVIC MINING CORP. (the “Company” or “Geovic”) for use at the Annual Meeting of Stockholders (the “Meeting”) to be held at 10:00 a.m. in the Magnolia Hotel, 818 17th Street, Stout Room, Denver, Colorado 80202 on June 17, 2011, and at any adjournment thereof at the time and place and for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS AND VOTING INSTRUCTIONS FOR OUR 2011 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 17, 2011

Our notice of annual meeting of stockholders, proxy statement, annual report on Form 10-K, electronic proxy card and other annual meeting materials are available on the Internet at http://www.envisionreports.com/GVCM (for registered stockholders) and http://www.edocumentview.com/GVCM (for banks and brokerage firms) together with any amendments to any of these materials. We will begin mailing our Notice of Internet Availability of Proxy Materials (the “Notice”) to stockholders on or about May 6, 2011. At that time, we will also begin mailing paper copies of our proxy materials to stockholders who request them. Please see below for more information on how these materials will be distributed. Our proxy materials can also be viewed on our Company website at www.geovic.net under “Investor Information — 2011Proxy Information/Annual Report.”

Voting Securities and Outstanding Shares

The Company is authorized to issue 200,000,000 Shares of Common Stock, par value $0.0001 per Share (the “Shares”), and 50,000,000 shares of Preferred Stock, par value $0.0001 per share (the “Preferred Shares”). As of April 27, 2011 (the “Record Date”), the Company had [104,577,512] Shares and no Preferred Shares issued and outstanding. The holders of the outstanding Shares on the Record Date are entitled to receive notice of and to attend and vote at the Meeting, and each Share confers the right to one vote in person or by proxy at the Meeting.

Information about the Annual Meeting

Distribution of Proxy Solicitation and Other Required Annual Meeting Materials

The U.S. Securities and Exchange Commission (the “SEC”) has adopted rules that allow us to make our Proxy Statement and other Meeting materials available to you in several formats. The rules require that we mail a notice to our stockholders advising that our Proxy Statement, annual report to stockholders, electronic proxy card and related materials are available for viewing, free of charge, on the Internet. Stockholders may then access these materials and vote over the Internet or request delivery of a full set of materials by mail or email. We are utilizing this process for the Meeting. These rules give us the opportunity to serve you more efficiently by making the proxy materials available quickly online, reducing costs associated with printing and postage and reducing the environmental impact of providing information for our Meeting.

We will begin mailing the required Notice to stockholders on or about May 6, 2011. The proxy materials will be posted on the Internet, at http://www.envisionreports.com/GVCM (for registered stockholders) and http://www.edocumentview.com/GVCM (for banks and brokerage firms), no later than the day we begin mailing the Notice. If you receive the Notice, you will not receive a paper or email copy of the proxy materials unless you request one in the manner set forth in the Notice.

The Notice contains important information, including the date, time and location of the Meeting; a brief description of the matters to be voted on at the Meeting; a list of the proxy materials available for viewing on http://www.envisionreports.com/GVCM (for registered stockholders) and http://www.edocumentview.com/GVCM (for banks and brokerage firms) and the control number you will use to access the site; and instructions on how to access and review the proxy materials online, how to vote your Shares over the Internet, how to vote by telephone and how to get a paper or email copy of the proxy materials, if that is your preference.

Quorum

The presence at the Meeting, in person or by proxy, of the holders of one-third of the Shares outstanding as of the Record Date will constitute a quorum. There must be a quorum for any action to be taken at the Meeting (other than an adjournment of the Meeting). If you submit a properly executed proxy card, even if you abstain from voting, then your Shares will be counted for purposes of determining the presence of a quorum. If a broker indicates on a proxy card that it lacks discretionary authority as to certain Shares to vote on a particular matter, commonly referred to as “broker non-votes,” those Shares will still be counted for purposes of determining the presence of a quorum at the Meeting. If a quorum is not represented at the Meeting, a vote for adjournment will be taken among the stockholders present or represented by proxy. If a majority of the stockholders present or represented by proxy vote for adjournment, it is our intention to adjourn the Meeting until a later date and to vote proxies received at such adjourned meeting(s).

Required Vote

The vote required for approval of any matter which may be the subject of a vote of the stockholders is provided for in our Certificate of Incorporation and Bylaws. The directors to be elected at the Meeting will be elected by a plurality of the votes cast by the stockholders present in person or by proxy and entitled to vote for the relevant directors. This means that the nominees with the most votes by those eligible to vote for such directors will be elected. Votes may be cast for or withheld from each nominee, but a withheld vote will not affect the outcome of the election. The Second Amended and Restated Stock Option Plan (the “Stock Option Plan”) will be approved by the affirmative vote of a majority of the Shares present in person or represented by proxy at the Meeting and entitled to vote on such matter. Officers, directors of the Company and nominees for directors of the Company and its subsidiaries eligible to receive options under the Stock Option Plan, who as a group (16 persons) hold 19,112,442 Shares or 18.28% of the issued and outstanding Shares as of the Record Date, are not eligible to vote their Shares in respect of the Stock Option Plan. The proposed amendment to our Certificate of Incorporation to increase the number of authorized Shares of Common Stock to 600,000,000 Shares will be approved if holders of Shares representing at least a majority of the outstanding Shares vote for approval. The ratification of Ernst & Young LLP as the Company’s independent registered public accounting firm will be approved if the votes cast by holders of Shares favoring the ratification exceed the votes cast opposing the ratification. None of the proposals is subject to, or is conditioned upon, the approval of the other proposals.

Abstentions and Broker Non-Votes

For the purpose of determining whether a proposal has been approved, abstentions will not be counted as votes cast in favor of or against approval for purposes of determining whether a proposal has been approved. Abstentions will have no impact on the election of directors except to the extent the failure to vote for an individual results in another individual receiving a larger proportion of the total votes. Abstentions will have the effect of a vote against each of the other proposals.

If you are a beneficial owner whose Shares are held of record by a broker or bank, you must instruct the broker or bank how to vote your Shares. If you do not provide voting instructions, your Shares will not be voted on any proposal on which the broker or bank does not have discretionary authority to vote. Accordingly, it is particularly important that beneficial owners instruct their brokers or banks how they wish to vote their Shares.

At the Meeting, your broker or bank does not have discretionary voting authority to vote your Shares on the election of directors, to approve the Second Amended and Restated Stock Option Plan, or to approve the proposed amendment to the Company’s Certificate of Incorporation to increase the number of authorized Shares of our Common Stock to 600,000,000 Shares without instructions from you, in which case a broker non-vote will occur and your Shares will not be voted on these matter. However, if you are a beneficial owner whose Shares are held of record by a broker or bank, your broker or bank has discretionary voting authority to vote your Shares on the routine matters of ratification of Ernst & Young LLP as the Company’s independent registered public accounting firm, even if the broker or bank does not receive voting instructions from you.

Voting Your Shares by Proxy

If you are a registered stockholder, you may vote your Shares prior to the Meeting by following the instructions provided in the Notice of Internet Availability of Proxy Materials or this Proxy Statement and by accessing http://www.envisionreports.com/GVCM, which will contain a link to a voting website. If you requested a paper copy of the proxy materials, voting instructions are also contained on the proxy card enclosed with those materials.

If you are a registered stockholder, there are four ways to vote your Shares before the Meeting:

•

By Internet, by accessing http://www.envisionreports.com/GVCM and following the link to the voting website: Use the Internet to transmit your voting instructions until 11:59 p.m. EDT on June 16, 2011. Have your Notice of Internet Availability of Proxy Materials with you when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

•

By telephone, 1-800-652-VOTE (8683): Use any touch-tone telephone to submit your vote until 11:59 p.m. EDT on June 16, 2011. Have your Notice of Internet Availability of Proxy Materials in hand when you call and then follow the instructions you receive from the telephone voting site.

•

By mail: If you requested a paper copy of the proxy materials, mark, date and sign the proxy card enclosed with those materials and return it in the envelope we will provide with printed copies of this Proxy Statement. To be valid, proxy cards must be received before 11:59 p.m. EDT on June 17, 2011. Proxy cards should be returned by mail to Geovic Mining Corp., c/o Computershare Trust Company Inc., 250 Royall Street, Canton, MA 02021.

•	By hand delivery: Your proxy will also be valid if hand delivered at the Meeting to the Secretary of Geovic prior to the commencement of the Meeting.

If your Shares are held in “street name,” your broker, bank or other holder of record may provide you with a notice, or you may receive a Notice of Internet Availability of Proxy Materials. Follow the instructions on the Notice of Internet Availability of Proxy Materials (including reference to the control number furnished on the Notice) to access our proxy materials and vote online or to request a paper or email copy of our proxy materials. If you received these materials in paper form, the written materials include a voting instruction card so you can instruct your broker, bank or other holder of record how to vote your Shares.

Voting of Proxies and Our Voting Recommendations

All properly executed proxies for holders of Shares received by 11:59 p.m. EDT on June 16, 2011 or that are hand delivered at the Meeting to the Secretary of Geovic prior to the commencement of the Meeting, and that are not revoked, will be voted in accordance with the instructions indicated on your proxy. If you submit a validly executed proxy without providing direction, the proxy will be voted in accordance with the recommendations of the Board of Directors, as follows:

•

“FOR” the election of William A. Buckovic, Michael A. Goldberg, Robert J. MacDonald, Michael T. Mason, Wade D. Nesmith, John T. Perry, Paul D. Rose, Gregg J. Sedun and John E. Sherborne as directors of the Company to serve until the 2012 annual meeting of stockholders;

•	“FOR ” approval of the Second Amended and Restated Stock Option Plan;

•	“FOR” approval of the amendment to the Company’s Certificate of Incorporation to increase the number of authorized Shares of the Company’s Common Stock to 600,000,000 Shares; and

•	“FOR” ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011.

Failing to vote your Shares prior to the Meeting or to vote at the Meeting will reduce the number of votes cast at the Meeting and may contribute to a lack of a quorum. Consequently, we urge you to return your proxy with your vote marked, or to vote using one of the other available methods.

Should any matters other than the proposals described in this Proxy Statement properly come before the Meeting; the Shares represented by the proxy solicited hereby will be voted on such matters in accordance with the best judgement of the persons voting the Shares represented by the proxy, exercising discretionary authority.

Revocation of Proxies

You can change your vote or revoke your proxy at any time before your proxy is voted at the Meeting. If you are a registered stockholder, you can do this in one of four ways.

1.	Before the Meeting, you can deliver a signed notice of revocation of proxy to the Secretary of Geovic at the address specified below.

2.	You can complete and submit a later-dated proxy.

3.	You can vote again by Internet or telephone.

4.	You can attend the Meeting, request that your proxy be revoked and vote in person.

If you are a registered stockholder and want to change your proxy directions by mail, you should send any notice of revocation or your completed new proxy card, as the case may be, to Geovic Mining Corp., c/o Computershare Trust Company Inc., 250 Royall Street, Canton, MA 02021.

If you have instructed your broker, bank or other holder of record to vote your Shares and wish to change your vote, you must follow directions received from your broker, bank or other holder of record to change those instructions.

Voting in Person

You may attend the Meeting and cast your vote there; however, whether or not you plan to attend, we urge you to cast your vote as soon as possible as described in the Notice of Internet Availability of Proxy Materials, or, if you requested a paper copy of the proxy materials, by completing and returning the proxy card accompanying the proxy materials.

If you are a holder of record of Shares and plan to attend the Meeting, please indicate this when you cast your vote or submit your proxy card. To vote your Shares in person at the Meeting, when you arrive at the Meeting, you will be asked to present photo identification, such as a driver’s license, to verify your record ownership of Shares.

If you are a beneficial owner of Shares held by a broker, bank or other holder of record, you will need proof of ownership to be admitted to the Meeting. A recent brokerage statement or letters from a bank or broker are examples of proof of ownership. If you want to vote your Shares held in nominee name in person, you must obtain a valid written proxy in your name from the broker, bank or other holder of record that holds your Shares. Usually your broker, bank or other holder of record will assist you in this procedure.

Solicitation of Proxies

Solicitation of proxies will be made by use of the mail or over the Internet. The cost of preparing, assembling and distributing this proxy solicitation material and Notice of Annual Meeting of Stockholders will be paid by Geovic. Solicitation by mail, telephone, telefax, electronic transmission over the Internet or personal contact may be done by directors, officers and other employees of Geovic, for which they will receive no additional compensation. Brokerage houses and other nominees, fiduciaries and custodians nominally holding Shares as of the Record Date will be requested to forward proxy solicitation material to the beneficial owners of such Shares who have requested printed copies and will be reimbursed by Geovic for their reasonable expenses.

Householding

The SEC allows us to deliver a single proxy statement and annual report to an address shared by two or more of our stockholders. This delivery method, referred to as “householding,” can result in significant cost savings for us. As a result, stockholders who share the same address and hold some or all of their Shares through a broker, bank or other holder of record may receive only one copy of the Notice of Internet Availability of Proxy Materials, or upon request, the proxy materials, as the case may be, unless the broker, bank or other holder of record has received contrary instructions from one or more of the stockholders at that address. Certain brokers, banks and other holders of record have procedures in place to discontinue duplicate mailings to stockholders sharing an address. Beneficial owners that desire to eliminate duplicate mailings, or to receive his/her own set of the Notice of Internet Availability of Proxy Materials and/or proxy materials now or in the future should contact their broker, bank or other holder of record for more information, and stockholders of record should submit their request by contacting Computershare Trust Company Inc., 250 Royall Street, Canton, MA 02021 or call them at 1-800-962-4284 (1-781-575-3120 if calling from outside the United States).

However, please note that any stockholder who wishes to receive a paper or email copy of the proxy materials for purposes of voting at this year’s Meeting should follow the instructions included in the Notice of Internet Availability of Proxy Materials that was sent to the stockholder.

Who May Vote

Holders of Shares at the close of business on the April 27, 2011 Record Date are entitled to vote or to have their Shares voted at the Meeting. Each Share confers the right to one vote in person or by proxy at the Meeting.

Interests of Certain Persons in Matters to Be Acted Upon

No current or nominee director or executive officer of the Company at any time since the beginning of the Company’s last fiscal year, or any associate or affiliate of such persons, or any person on behalf of whom this solicitation is made, has any material interest, direct or indirect, in any matter to be acted upon at the Meeting other than the election of the director nominees identified in Proposal 1 below and the approval of the Second Amended and Restated Stock Option Plan described in Proposal 2 below.

Section 16(A) Beneficial Ownership Reporting Compliance

To the knowledge of the Company’s directors and executive officers, no person who was at any time during the last fiscal year an officer, director or holder of more than ten percent (10%) of our Common Stock failed to file on a timely basis, reports required by Section 16(a) to be filed during the fiscal year, except the following: Director William A. Buckovic failed to timely file a Form 4 reporting an acquisition of beneficial ownership of our Common Stock when he exchanged his interest in Geovic Cameroon, PLC for shares of Common Stock on September 24, 2010.

ELECTION OF DIRECTORS

(Proposal No. 1)

General

The Board of Directors currently consists of nine persons. The term of office of each of the nine directors of the Company expires at the Meeting. The Board of Directors has nominated the same nine persons who serve as the standing directors for election as directors of the Company at the Meeting.

Each nominee consented to be named as a nominee in this Proxy Statement and to serve as a director of the Company if elected. Messrs. Goldberg, MacDonald, Nesmith, Perry, Rose and Sedun qualify as independent directors under rules promulgated by the SEC, NASDAQ listing standards and the applicable rules of the Toronto Stock Exchange (the “TSX”). Each director elected will hold office until the next annual meeting of stockholders of the Company or until his or her successor is duly elected or appointed, unless his office is earlier vacated in accordance with the Bylaws of the Company or with the laws of the State of Delaware.

None of the nominees named below has entered into any arrangement or understanding with any other person pursuant to which he was, or is to be, elected as a director or a nominee of any other person, and there is no family relationship between any director or officer of the Company.

Unless such authority is withheld, the persons named as proxy on the accompanying instrument of proxy intend to vote for the election of the nominees whose names are set forth herein. The Board of Directors does not contemplate that any of these nominees will be unable to serve as a director. If, prior to the Meeting, any of the nominees is unable or declines to so serve, the persons named in the accompanying instrument of proxy will vote for another nominee of management if presented, or to reduce the number of directors accordingly, in their discretion.

Information Concerning the Nominees

The following table contains each nominee’s name, age, position(s) at the Company, municipality of residence, present principal occupation, principal occupations and directorships for at least the last five years and period of service as a director of the Company:

Name, Age and Position	Principal Occupations During the Past Five Years	Director Since
William A. Buckovic Age: 61 Executive Vice President, Director Grand Junction, Colorado	Mr. Buckovic is the Founder of Geovic, Ltd., the Company’s principal operating subsidiary, and has been President of Geovic, Ltd. since 1994. He became President and a director of the Company upon completion of the reverse take-over transaction (the “RTO”) completed in December 2006, and Executive Vice President in 2009. Mr. Buckovic has been active for over 39 years in the mineral exploration and development business, and has been involved in the discovery of several major mineral deposits. Mr. Buckovic’s wide ranging experience in the energy minerals, precious metals, advanced metals and ferro-alloy metals businesses and his work on projects in North America, Africa, South America, Australia, Europe and Asia, has provided him with a wealth of mineral exploration and development knowledge. In addition, Mr. Buckovic’s long tenure with the Company has provided him with knowledge of all aspects of the Company’s business and its history, which uniquely positions him to be a valued member of the Board of Directors.	December 1, 2006

Name, Age and Position	Principal Occupations During the Past Five Years	Director Since
Michael A. Goldberg(1)(2)(4) Age: 69 Director Vancouver, British Columbia	Mr. Goldberg has been a self-employed urban and economic consultant since April 2007 and performed work with MasterCard Worldwide where he chaired their Worldwide Centers of Commerce initiative. From January 2005 until April 2007 he was Chief Academic Officer of Universitas 21 Global (U21G) in Singapore, and prior to that was Associate Vice President International at the University of British Columbia (UBC) and the Herbert R. Fullerton Professor of Urban Land Policy in the Sauder School of Business. Since February 2008, Mr. Goldberg has served as a director and member of audit and investment committees for Canada Pension Plan Investment Board, Canada’s national pension fund. He was a director of Lend Lease Global Properties SICAF from 2001 to November 2009. Mr. Goldberg, who holds a Masters and Doctorate in Economics from the University of California (Berkeley), has extensive director experience in the investments area and brings valuable financial experience to the Board of Directors. In addition, Mr. Goldberg’s experience in real estate and related project development gives him a strong understanding of the types of issues shared by companies in the mining sector and companies in real estate development, such as environmental matters, permitting and project finance.	September 18, 2008

Robert J. (Don) MacDonald(1)(3)(4) Age: 56 Director Vancouver, British Columbia	Mr. MacDonald is Chief Financial Officer of Quadra FNX Mining Ltd., where he has served since August 2010; he was Senior Vice President and Chief Financial Officer of NovaGold Resources Inc. from 2003 until April 2010. Prior to joining NovaGold, he was Senior Vice President and Chief Financial Officer for Forbes-Meditech Inc., (2001-2003), De Beers Canada Mining (formerly Winspear Diamonds) (1999-2001), Dayton Mining (1991-1999) and Vice-President of Granges, Inc. (1983-1991). Mr. MacDonald is a director of Romarco Minerals Inc. and was a director of Yukon-Nevada Gold Corp. from 2001 to 2009. Mr. MacDonald, a chartered accountant with Bachelors and Masters degrees in Engineering from Oxford University, has over 20 years of experience in mine development and financing. During his career, Mr. MacDonald has been involved in the operation or development of 15 mines in North and South America, and the completion of multiple mine financings and mergers and acquisitions transactions totalling approximately $3 billion, enabling him to provide the Board of Directors with valuable insight on the complex development and financing issues facing mining corporations.	December 1, 2006

Name, Age and Position	Principal Occupations During the Past Five Years	Director Since
Michael T. Mason Age: 66 Chief Executive Officer, Director Garden City, New York	Mr. Mason has been Chief Executive Officer of the Company since January 2011. He has also been Managing Partner of Mineral Services, LLC, a private metals marketing consulting firm, from 1996 to the present. He is also President and a director of MBMI Resources Inc., a public nickel ore producing company. Mr. Mason was a director of Euromax Ltd. from May 2003 until September 2010 and has been a director of ECU Silver Mining Inc. since April 2001. Mr. Mason has more than 35 years of experience in the marketing of precious and base metals and other commodities and is a specialist in risk management, off-take agreements and international trading, providing unique experience to the Board of Directors on significant aspects of the mining industry. Mr. Mason served as a consultant to the Company through Mineral Services, LLC from 2003 until he became the Chief Executive Officer of the Company.	December 1, 2006

Wade D. Nesmith(3)(4) Age: 59 Chairman of the Board of Directors West Vancouver, British Columbia	Mr. Nesmith has been the Chairman of the Board of Directors since June 2008. He has been Executive Chairman of Primero Mining Ltd. since July 2010 and was President from October 2008 to September 2009. He was founder of Mala Noche, a predecessor of Primero, and was its CEO and Co-Chair until June 2010. He was the Superintendent of Brokers for the Province of British Columbia (1989 - 1992), and subsequently a senior partner (1993 - 1998) and Associate Counsel (2004 -2008) with Lang Michener LLP, a law firm, specializing in securities law. Mr. Nesmith worked with Westport Innovations from 1998 to 2003, helping to lead their public markets activities and retiring as President, Westport Europe. He is a founding director and remains a director of Silver Wheaton Corp. (TSX, NYSE), and Selwyn Resources (TSX-V) and has been a director of, among others, Polymer Group, Inc., Broadpoint Securities and Oxford Automotive, each majority owned by MatlinPatterson, a New York- based private equity group.	December 1, 2006

During the past five years, he has also served on the Boards of Directors of Nord Resources Corporation, Polymer Group Inc. and Broadpoint Securities Inc. Mr. Nesmith obtained his Bachelor of Law degree from York University’s Osgoode Hall Law School in 1977.

In addition to his experience managing and directing other corporations in the mining industry, Mr. Nesmith’s 20 years of experience in securities law and regulation together with his chairmanships of the governance committees on each Board of which he is a member enables him to bring a strong corporate governance background and skill set to the Board of Directors.

Name, Age and Position	Principal Occupations During the Past Five Years	Director Since
John T. Perry(2) Age: 44 Director Park City, Utah	Mr. Perry has been the Chief Financial Officer of Raser Technologies, Inc., a geothermal development company, since March 2010. He was the President, Chief Executive Officer and a director of Nord Resources Corporation from 2007 to March 2010, and was Senior Vice President and Chief Financial Officer from 2005 to 2007. Mr. Perry was Vice President and a director with CB Richard Ellis, International Mining and Metals Group from December 2003 to August 2005. Mr. Perry, a certified public accountant with a Masters in Business Administration, brings to the Board of Directors over 17 years of experience in the mining and metals industries, including financing and mergers and acquisitions expertise in these sectors.	June 15, 2009

Paul D. Rose (1)(2) Age: 52 Director Beaverton, Oregon	Mr. Rose has been an Anesthesia Staff Physician with Legacy Emanuel Hospital in Portland, Oregon since 1990. He is a founding member and a former director of Oregon Anesthesiology Group (“OAG”) and serves as Chairman of OAG’s Pension Committee. Mr. Rose, an early investor in Geovic, Ltd., the Company’s predecessor prior to the RTO, and a beneficial owner of over nine percent of the Company’s outstanding Shares as of the Record Date, has a strong understanding of the Company and its history and brings a valuable and diverse set of skills to the Board of Directors.	June 11, 2010

Gregg J. Sedun(3) Age: 53 Director Vancouver, British Columbia	Mr. Sedun is an independent venture capital professional based in Vancouver, Canada with 28 years of mining & industry-related finance experience. Upon graduating with a Bachelor of Law Degree (LLB), he practiced corporate finance/securities & mining law in Vancouver until retiring from law in 1997. Thereafter, he founded two private venture capital firms, including Global Vision Capital Corp., where he continues to carry on venture capital investing. Mr. Sedun has been involved as a director and/or founding stockholder in a number of successful companies including Diamond Fields Resources Inc. (founding director) which was acquired by Inco in 1996 for $4.3 billion in the largest takeover of a junior mining company in Canadian history; Adastra Minerals Inc. (founding director) which was acquired by First Quantum Minerals in 2006 for $275 million; and Peru Copper Inc. (founding stockholder) which was acquired in 2007 in an all-cash $840 million takeover. Mr. Sedun has been Chairman, President and Chief Executive Officer of Uracan Resources Ltd and the President of Global Vision Capital Corp. since January 2007. Mr. Sedun was an independent consultant from June 2003 until December 2005. Mr. Sedun is also currently Executive Chairman of Goldgroup Mining Inc., President	September 29, 2006

Name, Age and Position	Principal Occupations During the Past Five Years	Director Since
of Oceanic Iron Ore Corp., former President and CEO and current director of Diamond Fields International Ltd. and a director of Rodeo Capital II Corp. Mr. Sedun’s demonstrated management expertise at senior levels and his service on numerous boards of directors in the mining industry position him well to provide the Board of Directors with extensive insight on the roles of management and directors of public companies.

John E. Sherborne Age: 66 Director, President-Geovic New Ventures Denver, Colorado	Mr. Sherborne was Chief Executive Officer of the Company from December 2006 until January 2011, when he became President, Geovic New Ventures Division. He was a consultant and Executive Vice President of Geovic Ltd., the Company’s principal operating subsidiary, from March 2004 until 2005 and was President and a director from 2005 until 2011. A geologist, Mr. Sherborne has held senior management positions in international energy and mineral resources businesses for more than 30 years, allowing him to provide the Board of Directors and the Company with significant expertise in the mining industry.	December 1, 2006

(1)	Current member of the Audit Committee.
(2)	Current member of the Human Resources and Compensation Committee.
(3)	Current member of the Nominating and Corporate Governance Committee
(4)	Current member of the Special Committee

Corporate Cease Trade Orders or Bankruptcies

Other than as disclosed below, no nominee for director of the Company has been, during the past ten years, the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting, any activity in connection with the purchase or sale of any security or commodity.

Gregg Sedun, a director of the Company, is a director of Diamond Fields International Ltd. (“DFI”). In connection with the inability of DFI to file by the required deadline annual audited financial statements for its financial year ended June 30, 2006, a Form 51-102F1 Management’s Discussion and Analysis for the period ended June 30, 2006 and a Form 51-102F2 Annual Information Form for the year ended June 30, 2006, the British Columbia Securities Commission issued a cease trade order against DFI’s insiders, including Mr. Sedun, on September 9, 2006. DFI was unable to file such financial statements and related materials on time as a result of a variety of factors, including the move of DFI’s head office from Vancouver, British Columbia to Cape Town, South Africa, technical issues relating to currency exchange matters, computer virus problems, a change in DFI’s chief financial officer and other extenuating factors. The outstanding financial statements and related materials were subsequently filed on October 27, 2006 and, as a result, the cease trade order was revoked on November 1, 2006.

Michael Mason, a director of the Company, was a director of ECU Silver Mining Inc. in 2002, 2003 and 2004 when it was subject to several cease trade orders issued by Canadian securities regulatory authorities as a result of certain deficiencies in the Company’s public disclosure record, which were subsequently rectified. Mr. Mason was also an officer and director of MBMI Resources Inc. in 2008 when it was subject to a cease trade order issued by Canadian securities regulatory authorities as a result of certain deficiencies in its public disclosure record, which were subsequently rectified.

Other than as disclosed below, no nominee for director of the Company has had, during the past ten years, a petition under federal bankruptcy law or any state insolvency law filed against, or a receiver, fiscal agent or similar officer appointed by a court for the business or property of such person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing.

Recommendation of the Board of Directors

Our Board of Directors recommends a vote “FOR” the election of William A. Buckovic, Michael A. Goldberg, Robert J. MacDonald, Michael T. Mason, Wade D. Nesmith, John T. Perry, Paul D. Rose, Gregg J. Sedun and John E. Sherborne as directors of the Company to serve until the 2012 annual meeting of stockholders.

CORPORATE GOVERNANCE AND BOARD MATTERS

Governance Guidelines and Business Ethics Code

The Board is committed to maintaining high standards of corporate governance and accordingly reviews its corporate governance practices from time to time to assess the effectiveness and appropriateness of such practices. The Board has adopted a Statement on Corporate Governance setting forth guidelines and standards with respect to the role and composition of the Board, the functioning of the Board and its committees, succession planning and management development, the Board’s and its committees’ access to independent advisers and other matters.

The Board encourages and provides a culture of ethical business conduct within the Company and has adopted a Code of Business Conduct and Ethics (the “Ethics Code”). Compliance with the Ethics Code is based on the cooperation and vigilance of all persons subject to the Ethics Code. Each employee is provided with a copy of the Ethics Code and is required to certify in writing that they have read, understood and agree to comply with the Ethics Code. Primary responsibility for monitoring compliance with the Ethics Code rests with the Audit Committee, the Chief Financial Officer and the General Counsel.

Directors who (i) are parties to, (ii) are directors or officers of a party to or (iii) have a material interest in any person who is a party to a material contract or proposed material contract with the Company must disclose the conflict in writing to the Company or request to have the nature and extent of such interest entered into the minutes of the meeting. The director shall, if requested by any other director, not be present at a meeting of the Board while the Board is considering any such material contract and shall not vote on such material contract, unless permitted by law.

Stockholders and other interested persons may obtain a written copy of the Statement on Corporate Governance and the Ethics Code by contacting the Company, from the Company’s website — www.geovic.net and on SEDAR at www.sedar.com.

Board Leadership Structure

The Board recognizes that one of its key responsibilities is to evaluate and determine the optimal leadership structure of the Company so as to provide independent oversight of management. The current leadership structure of the Company includes separate roles for the Chairman of the Board and the Chief Executive Officer. The Board appointed Wade Nesmith as Chairman in June 2008. The Chairman assumes such responsibilities as ensuring that the Board works together as a cohesive team with open communication and working together with the Nominating and Corporate Governance Committee to ensure that a process is in place by which the effectiveness of the Board, its committees and its individual directors can be evaluated on a regular basis. The

Chairman also acts as the primary spokesperson for the Board, ensuring that management is aware of concerns of the Board, stockholders, other stakeholders and the public. Generally the Chief Executive Officer ensures that management strategies, plans and performance are appropriately represented to the Board.

We believe that having a non-executive Chairman of the Board is in the best interests of the Company and our stockholders. The separation of the roles of Chairman of the Board from the offices of Chief Executive Officer and the President allows the Chief Executive Officer and the President to focus on managing the Company’s business and operations, and allows the Chairman of the Board to focus on Board and governance matters. Further, we believe that the separation of those roles ensures the independence of the Board in its oversight role of evaluating and assessing the Chief Executive Officer and management generally.

Independence of the Board

The Board currently consists of nine persons and the same nine persons are nominated for election as directors of the Company at the Meeting. The Board has determined that six of the nominees, Messrs. Goldberg, MacDonald, Nesmith, Perry, Rose and Sedun, are independent under rules promulgated by the SEC, NASDAQ listing standards and the applicable rules of the TSX. A majority of the current directors are therefore independent as determined under applicable rules. The Board has concluded that three directors, Messrs. Buckovic, Mason and Sherborne are not independent under applicable rules, as they are officers of the Company or its subsidiaries. Mr. Mason was also a paid consultant to the Company from 2003 until early 2011. The non-employee directors hold regularly scheduled meetings following each directors meeting, at which members of management are not in attendance and during 2010, four such meetings were held. The independent directors also met separately as a group once during 2010 at which the other directors were not present. The independent directors plan to meet at least once per year, typically after the annual meeting of the Board, which follows each annual meeting of stockholders.

Stockholder Communications with the Board

The Board has established a process by which stockholders may send communications to the Board of Directors, which is set forth in the Charter adopted by the Board for the Nomination and Corporate Governance Committee of the Board. The charter is available for review on the Company’s website — www.geovic.net.

Meetings of the Board and Committees of the Board

The Board meets in person a minimum of four times per year, usually late each quarter including following the annual meeting of stockholders. Each committee of the Board meets as frequently as deemed necessary by the committee. The frequency of the meetings and the nature of the meeting agendas are dependent upon the nature of the business and affairs which the Company faces from time to time. During the fiscal year ended December 31, 2010, the Board met six times, in person or by telephone, the Audit Committee met four times, the Human Resources and Compensation Committee met one time, the Nominating and Corporate Governance Committee met one time and the Special Committee met five times. None of the directors attended fewer than 75 percent of the total of the Board meetings and the meetings of the committees of which he is a member. The Company and the Board encourage attendance by all directors at each annual meeting of stockholders. All nine directors of the Company then in office attended the 2010 annual meeting held in June.

Compensation of Directors

The Company provides cash compensation to the non-employee directors for their services as directors and as members of committees of the Board. The Company has reimbursed and will continue to reimburse its non-employee directors for their travel, lodging and other reasonable expenses incurred in attending Board and committee meetings, and for other Company business meetings.

In 2008 the Board adopted a compensation program for the non-employee directors of the Company. Under that arrangement, all non-employee directors are paid an annual retainer of $25,000; the Board Chair receives an additional $25,000; the Chair of the Audit Committee $15,000; and the Chair of each other Committee $5,000, all paid quarterly in advance. In addition, each director receives $1,500 for each Board or committee meeting attended in person (and receives an additional $1,500 if required to travel to a Board meeting on one or more days other than the meeting date) or any other meeting lasting longer than two hours, $500 for telephone meetings lasting two hours or less, and the Chairman also receives $1,000 per day for other business undertaken on behalf of the Company.

In addition, the non-employee directors receive initial and annual, non-discretionary grants of non-qualified stock options under the Company’s Second Amended and Restated Stock Option Plan (“Plan”). Upon appointment or election, a new director will be granted 200,000 options upon taking office, or as soon thereafter as the grant may be completed. In all years through 2010, annual grants of 100,000 options were made to directors before January 10 each year, or as soon thereafter as permitted under the Plan, vesting 40 percent upon the date of grant, 30 percent after one year and 30 percent after two years, dependent upon continued service as a director of the Company, with option terms of ten years from the date of grant. In 2011 awards of 40,000 restricted Shares of Common Stock (“Restricted Stock Awards”) or awards of 40,000 Restricted Stock Units (“RSUs”) were made to each independent director (60,000 RSUs for the Chairman). The Restricted Stock Awards vest 40% upon date of grant and 30% annually for the next two years, while the RSUs entitle the holder to receive the underlying Shares at the later of a termination of services at least one year after the date of the award or three years after the award.

For 2010, non-employee directors were granted options by the Company as follows: 200,000 options to Paul Rose at the time he became a director of the Company on June 11, 2010 and 100,000 options to each of the other six non-employee directors on January 11, 2010, consistent with the compensation program.

Director Compensation Table

The following table shows compensation paid to the non-employee directors of the Company during the fiscal year ended December 31, 2010:

Name	Fees earned or paid in cash	Option awards (non-cash)(1)	All other compensation		Total
Michael A. Goldberg	$52,000	$48,951	—		$100,951
Robert J. MacDonald	$60,000	$48,951	—		$108,951
Michael T. Mason(2)	$38,000	$48,951	$112,000	(2)	$198,951
Wade D. Nesmith	$83,500	$48,951	—		$132,451
John T. Perry	$40,000	$48,951	—		$88,951
Paul D. Rose	$18,000	$69,918	—		$87,918
Gregg J. Sedun	$38,500	$48,951	—		$87,451

(1)	The grant date fair value of such options was computed in accordance with the authoritative guidance for accounting for stock compensation. See Note 7 to the Consolidated Financial Statements for the fiscal year ended December 31, 2010 included in the Company’s annual report on Form 10-K for assumptions made in reaching these valuations.

(2)	Mr. Mason became Chief Executive Officer of the Company on January 21, 2011; prior to then his private firm was a consultant to the Company. During the fiscal year ended December 31, 2010, Geovic, Ltd. paid $112,000 in consulting fees and expenses to Mr. Mason’s consulting firm, Mineral Services, LLC.

As of the end of the fiscal year ended December 31, 2010, the aggregate number of options outstanding for each non-employee director was as follows:

Name	Options
Michael A. Goldberg	400,000
Robert J. MacDonald	500,000
Michael T. Mason	520,000
Wade D. Nesmith	550,000
John T. Perry	300,000
Gregg J. Sedun	500,000
Paul Rose	200,000

Board Mandate; Role in Risk Oversight

The duties and responsibilities of the Board are to supervise the management of the business and affairs of the Company, and to act in the best interests of the Company. In discharging its mandate, the Board is responsible for the oversight and review of the following matters, among others: the strategic planning and implementation for the Company’s business; identifying the principal risks of the Company’s business and ensuring the implementation of appropriate systems to manage these risks; succession planning, including appointing, training and monitoring senior management; a communications policy for the Company to facilitate communications with investors and other interested parties; and the integrity of the Company’s internal control and management information systems.

The Board is also mandated to assess the effectiveness of the Board as a whole, its committees and the contribution of individual directors. The Board discharges its responsibilities directly and through its committees, currently consisting of the Audit Committee, the Human Resources and Compensation Committee, the Nominating and Corporate Governance Committee and the Special Committee.

The Board, together with the executive officers of the Company, has the primary responsibility for enterprise risk management within the Company. The Board delegates many of its risk oversight functions to the Audit Committee. Under its charter, the Audit Committee is responsible for discussing with management policies with respect to financial risk assessment and enterprise risk management, including guidelines to govern the process by which major financial and accounting risk assessment and management is undertaken by the Company. The Audit Committee also oversees our corporate compliance programs. In addition to the Audit Committee’s work in overseeing certain risk management functions, our full Board regularly engages in discussions of the most significant risks that the Company is facing and how these risks are being managed, and the Board receives reports on these risk areas from senior officers of the Company. The Board believes that the work undertaken by the Audit Committee, together with the work of the full Board and the senior officers of the Company, enables the Board to effectively oversee the Company’s risk management.

Position Descriptions

The Board has not adopted written position descriptions for the Chairman of any committee. The Board meets following the annual meeting of stockholders to discuss the roles and responsibilities of the committees and leadership of the Board. These roles and responsibilities are set out below.

Chairmen of Board Committees

The Chairman of each committee of the Board (“Committee Chairman”) will be a duly elected member of the Board and appointed annually by the Board on recommendation of the applicable committee. A Committee Chairman will be an independent director when available. Each Committee Chairman is expected to provide independent, effective leadership to the committee and to lead that committee in fulfilling the duties set out in its charter.

A Committee Chairman will provide overall leadership and enhance the effectiveness of the committee, foster ethical and responsible decision making and provide effective leadership to oversee all aspects of the committee’s direction, structure and composition.

A Committee Chairman will also be expected to allow for timely reporting of each meeting to the Board, including committee recommendations and findings, will ensure performance evaluation of the committee is conducted, will provide written information in a timely manner to ensure that the committee fulfills its mandate, will ensure that all resources and expertise are available to the committee, will coordinate with the committee to retain, oversee, compensate and terminate independent advisors and will facilitate effective communication between committee members and management.

Messrs. MacDonald, Nesmith and Goldberg chair the Audit Committee, the Nominating and Corporate Governance Committee and the Human Resources and Compensation Committee, respectively, and these three directors comprise the Special Committee, with Mr. Nesmith as its Chair.

Chief Executive Officer

The Board has not developed a position description for the Chief Executive Officer of the Company. The Board meets annually with the Chief Executive Officer to review the duties, roles and responsibilities of the Chief Executive Officer, which include the following:

•	developing, implementing and assessing the effectiveness of corporate strategy and business plans;

•	providing executive leadership to the Company and achieving the results targeted in the corporate strategy and business plans;

•	representing the Company in communications with stakeholders including stockholders, customers, suppliers, partners, employees, governments, regulators, industry, community members and others;

•	recruiting, retaining, assessing the performance of and developing a high calibre executive team, key employees and their successors; and

•	establishing and maintaining corporate policies and culture, leading by example and setting a high standard of integrity in all aspects of the business.

In December 2010, Mr. John E. Sherborne, who was the Chief Executive Officer and President, suffered a mild stroke. Upon his return to work in January 2011, the Board, with the concurrence of Mr. Sherborne, determined that the duties previously assigned to Mr. Sherborne should be reassigned to other executives, and that Mr. Sherborne’s role would be re-defined, in deference to his recovery and rehabilitation from his recent medical condition. Accordingly, Mr. Michael Mason, a director and Company consultant, was appointed Chief Executive Officer, with his duties to be primarily focused on leading the Company’s efforts to market products to be produced from the Nkamouna Project when in production, and to assist in the financing of its build out of the Nkamouna Project in Cameroon, along with efforts to locate a suitable strategic partner to participate in ownership of the Nkamouna Project. Ms. Barbara Filas, who had been Executive Vice President and Chief Administrative Officer, was appointed as President with responsibility for running the Company’s day-to-day business affairs.

Nomination of Directors

The Nominating and Corporate Governance Committee is responsible for identifying and recruiting new candidates for nomination to the Board. The process by which the Board anticipates that it will identify new candidates is through recommendations of the Nominating and Corporate Governance Committee whose responsibility it is to develop, and annually update and recommend to the Board for approval, a long-term plan for Board composition that takes into consideration the following: (a) the independence of each director; (b) the competencies and skills the Board, as a whole, should possess; (c) the current strengths, skills and experience represented by each director, as well as each director’s personality and other qualities as they affect Board dynamics; (d) retirement dates; and (e) the strategic direction of the Company. While there is no formal policy with regard to consideration of diversity in identifying director nominees, the Nominating and Corporate Governance Committee will consider diversity in business experience, professional expertise, gender and ethnic background, along with various other factors when evaluating director nominees. The Nominating and Corporate Governance Committee will review the candidates’ credentials, interview them and check candidates’ references prior to deciding if a candidate should be nominated as a director.

The Board has informally concluded that no policy should be in place with regard to the consideration of any director candidates recommended by stockholders so that the Nominating and Corporate Governance Committee will be in a better position to consider any candidate that the Committee considers to have such qualification and experience as will be most beneficial to developing and maintaining the Company’s business. Consequently, the Nominating and Corporate Governance Committee has no policy with regard to the consideration of any director candidates recommended by stockholders.

A stockholder may submit the name of a director candidate for consideration by the Nominating and Corporate Governance Committee by writing to the Secretary of the Company at least 120 calendar days before the date the Company’s proxy statement for the previous year’s annual meeting of stockholders was released to security holders. The written submission should include qualifications, experience, including experience as a director of public companies, securities of the Company owned, directly or indirectly, all relationships with the Company or any affiliate or associate of the Company and the familiarity of the candidate with financial reporting requirements of public companies.

In early 2010, Paul D. Rose, a stockholder of the Company, made a written request to be considered for nomination by the Board as a director of the Company. The Nominating and Corporate Governance Committee, after reviewing Mr. Rose’s credentials and interviewing him, recommended Mr. Rose to the Board as a nominee for director of the Company. The Board subsequently nominated Mr. Rose for election as a director of the Company at the 2010 annual meeting of stockholders and he was elected. He is among the standing directors being nominated for re-election.

Board Committees

Audit Committee

The Audit Committee is comprised of Robert J. MacDonald as Chair and Messrs. Michael Goldberg and Paul Rose (upon joining the Board on June 11, 2010, replacing Mr. Perry). The Board of Directors has determined that each of Messrs. MacDonald, Goldberg and Rose qualify as independent under rules promulgated by the SEC, NASDAQ listing standards and the applicable rules of the TSX. Additionally, the Board has determined that Mr. MacDonald qualifies as an “Audit Committee Financial Expert” as defined in accordance with Section 407 of the Sarbanes-Oxley Act of 2002 and Item 407(d)(5) of Regulation S-K. The Audit Committee held four meetings in 2010, each of which was attended by all members.

The Audit Committee, in accordance with the Audit Committee Charter, assists the Board in monitoring (1) our accounting and financial reporting processes, (2) the integrity of our financial statements, (3) our compliance with legal and regulatory requirements, (4) the independent auditor’s qualifications, independence and performance, (5) our business practices and ethical standards, (6) our risk assessment and risk management policies and (7) our internal disclosure controls, our internal controls over financial reporting and our compliance with the financial reporting aspects of the Sarbanes-Oxley Act. The Committee is responsible for the appointment of our independent auditor and for the compensation, retention and oversight of the work of our independent auditor, and approval of the oversight of our accounting and financial reporting processes, including our internal financial controls.

The Charter for the Audit Committee may be reviewed at the Company’s website — www.geovic.net and on SEDAR at www.sedar.com.

Human Resources and Compensation Committee

The Board has a Human Resources and Compensation Committee (renamed in December 2010 from what was previously the “Compensation Committee”) comprised of Mr. Goldberg as Chair, and Messrs. John Perry and Paul Rose (upon joining the Board on June 11, 2010, replacing Mr. Nesmith), each of whom the Board considers to be independent under applicable rules. The Human Resources and Compensation Committee held one meeting in 2010, which was attended by all members.

The Human Resources and Compensation Committee’s functions are to review and recommend compensation policies and programs, as well as salary and benefit levels for the Chief Executive Officer and other executive officers. The Committee makes the recommendations to the Board which, in turn, gives final approval on compensation matters. The Human Resources and Compensation Committee has the authority to retain such advisors, counsel and consultants as the members deem necessary in order to carry out its functions.

The Board endeavours to ensure compensation is determined based on objective criteria. These criteria include the attainment of pre-set objectives for the previous financial year, comparisons of salaries paid to other senior officers in the industry and any advice given by independent advisors and consultants to the Company. The Chief Executive Officer is not present during meetings of the Human Resources and Compensation Committee at which his compensation is being discussed. Responsibilities of the Human Resources and Compensation Committee may not be delegated to other persons.

The Human Resources and Compensation Committee retained Roger Gurr & Associates (“Roger Gurr”), a compensation consulting firm, in 2007, 2009, and again in 2010 as an outside advisor. Roger Gurr provided the Human Resources and Compensation Committee with market information on compensation and related governance trends, reviewed our senior executive and non-employee director compensation programs and broad-based equity compensation practices and assisted in ongoing development of our senior executive and non-employee director compensation philosophies. Roger Gurr conferred with Human Resources and Compensation Committee members and senior management about our business operations and strategy, key performance metrics and targets and the markets in which we compete, then developed recommendations to the Human Resources and Compensation Committee for senior executive and non-employee director compensation programs. These recommendations were based on market information, including a review of peer companies, and Company information, which were considered by the Human Resources and Compensation Committee in its deliberations. Other than its service to the Human Resources and Compensation Committee, Roger Gurr does not provide any services to the Company.

The Charter for the Human Resources and Compensation Committee may be reviewed at the Company’s website — www.geovic.net and on SEDAR at www.sedar.com.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee is comprised of Mr. Nesmith as Chair and Messrs. Sedun and MacDonald. The Nominating and Corporate Governance Committee did not meet formally in 2010. The Committee’s duties include:

•	establishing criteria for service as a director, and reviewing candidates and recommending to the Board the nominees for directors in connection with the Company’s annual meetings of stockholders;

•	recommending highly qualified candidates who it believes will, if added to the Board, enhance the strength, independence and effectiveness of the Board;

•	recommending appropriate governance practices for the Company in light of corporate governance guidelines set forth by regulatory entities and applicable law;

•	periodically reviewing the Code of Business Conduct and Ethics for the Company and recommending amendments to the Board;

•	reviewing and approving material transactions between the Company or a subsidiary of the Company and related persons;

•	adopting guidelines to establish timing for routine sales of our securities by officers, directors and employees;

•	reviewing policies and guidelines for dissemination of material non-public information concerning the business or affairs of the Company and its operating subsidiaries; and

•	recommending to the Board compensation guidelines for directors of the Company.

The Nominating and Corporate Governance Committee also determines the independence of directors or potential directors. The Charter for the Nominating and Corporate Governance Committee may be reviewed at the Company’s website — www.geovic.net and on SEDAR at www.sedar.com.

Special Committee

A Special Committee was established by the Board in September 2009 for the purpose of working with management to select an experienced financial advisor for the Company in connection with anticipated project financing for the Nkamouna mine project being developed by Geovic Cameroon Plc (“GeoCam”), the Company’s 60.5% percent owned Cameroon subsidiary, and related matters. In December 2009 the Committee approved the engagement of a large international bank as financial advisor to the Company in connection with financing and related opportunities for the Nkamouna Project of GeoCam. The Special Committee continued to monitor the activities of the advisor through August 2010 when the engagement was assumed by GeoCam. Thereafter the Special Committee initiated a search for a second financial advisor firm to advise the Company in connection with its financial obligations as a stockholder of GeoCam in connection with Project financing expected to be completed in 2011. An independent financial advisor to the Company was selected in January 2011. The Special Committee is not a permanent standing committee of the Board. Messrs. Nesmith, MacDonald and Goldberg are members of the Special Committee.

Assessments

While the Company has no formal review process in place for individual directors, the Board considers the effectiveness and contribution of its individual members from time to time on an informal basis.

The Board is committed to assessments of the effectiveness of the Board, the committees of the Board and the individual directors. In accordance with its charter, the Nominating and Corporate Governance Committee periodically reviews and makes recommendations to the Board regarding evaluations of the Board, the committees of the Board and the individual directors. The process for such evaluations could include the following:

•	individual discussions between each director and an independent consultant and/or members of the Nominating and Corporate Governance Committee;

•	with regard to individual director assessments, peer and/or self evaluations; and

•	individual discussions with those members of senior management who regularly interact with the Board.

Transactions with Related Parties

Until September 24, 2010, Mr. Buckovic held Shares representing 0.5% of GeoCam, the Company’s majority owned Cameroon subsidiary through which the Company holds its interest in the Nkamouna Project for mining of cobalt, nickel and manganese in Cameroon. The Company exercised its option right to acquire all the GeoCam shares held by Mr. Buckovic in exchange for the issuance by the Company to Mr. Buckovic of 139,000

Shares of Geovic Common Stock. Before completion of the exchange, the Company was obligated under the Option Agreement to make all payments required under the GeoCam Shareholders Agreement, or otherwise to maintain Mr. Buckovic’s ownership interest in GeoCam. In 2008, 2009, and 2010, in accordance with capital increases adopted by shareholders of GeoCam, the Company paid $241,000, $67,000 and $55,000 respectively, to GeoCam on behalf of Mr. Buckovic in accordance with this obligation.

Procedures for Approval of Transactions with Related Persons

A written policy relating to the approval of transactions with related persons was adopted when the Board established the Nominating and Corporate Governance Committee in 2007. The Company’s written policy for the review of material transactions with related persons requires review, approval or ratification of all transactions in which the Company or a subsidiary is a participant and in which a Company director, executive officer, a significant stockholder or an immediate family member of any of the foregoing persons, or a person with a similar relationship with a subsidiary of the Company, has a direct or indirect material interest, subject to certain categories of transactions that are deemed to be pre-approved under the policy. The pre-approved transactions include employment of executive officers, director compensation (in general, where such transactions are required to be reported in the Company’s proxy statement pursuant to compensation disclosure requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), as well as transactions in the ordinary course of business where the aggregate amount involved is expected to be less than $5,000. All related party transactions will have to be reported for review by the Nominating and Corporate Governance Committee or the Audit Committee. Transactions deemed to be pre-approved are not required to be reported to the Nominating and Corporate Governance Committee, except that material transactions in the ordinary course of business are required to be submitted to the Nominating and Corporate Governance Committee for review at its next meeting.

Following its review, the Nominating and Corporate Governance Committee determines whether these transactions are in, or not inconsistent with, the best interests of the Company and the Company’s stockholders, taking into consideration whether they are on terms no less favourable to the Company than those available with other parties and the related person’s interest in the transaction. Ultimately, material transactions require approval of disinterested directors. If a related party transaction is to be ongoing, the Nominating and Corporate Governance Committee may establish guidelines for the Company’s management to follow in its ongoing dealings with the related person.

Interest in Material Transactions; Conflicts of Interest

No person, including any proposed nominee for election as a director of the Company, nor any associate or affiliate of the foregoing, has any material interest, direct or indirect in any transaction since the commencement of the Company’s last fiscal year or in any proposed transaction which has materially affected or would materially affect the Company or any of its subsidiaries. Certain of the Company’s directors and officers are also directors and officers of other natural resource companies. Consequently, there exists the possibility for such directors and officers to be in a position of conflict. Any decision made by any of such directors and officers relating to the Company will be made in accordance with their duties and obligations under applicable law.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of the Company’s Shares, as of the Record Date, by (i) each of our directors and executive officers, (ii) each person who holds, of record, more than 5% of our Shares with such person’s address, and (iii) our executive officers and directors, as a group. Beneficial ownership is based on the number of Shares and percentage of issued Shares beneficially owned, directly or indirectly, or that are subject to control or direction by that person. For purposes of the table, and in accordance with Rule 13d-3(d)(1) under the Exchange Act, the applicable percentage of ownership for each listed person is based on 104,577,512 outstanding Shares as at the Record Date, plus any securities held by such person exercisable for, or convertible into, the Company’s Common Stock within 60 days of the Record Date.

Name of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership		Percentage of Outstanding Common Stock
Tradewinds Global Investors, LLC 2049 Century Park East, 205th Floor Los Angeles, CA 90067	10,940,724		10.46%
Paul D. Rose 14465 NW Belle Place Beaverton, OR 97006	9,549,403	(2)	9.12%
William A. Buckovic 743 Horizon Ct. 300A Grand Junction, CO 81506	12,078,500	(3)	11.25%
Robert J. MacDonald	832,000	(4)	0.79%
Michael T. Mason	490,000	(5)	0.47%
Wade D. Nesmith	520,000	(6)	0.49%
John T. Perry	310,000	(7)	0.30%
Gregg J. Sedun	3,502,768	(8)	3.33%
John E. Sherborne	1,453,986	(9)	1.37%
Michael A. Goldberg	370,000	(10)	0.35%
Greg C. Hill	780,000	(11)	0.74%
Gary R. Morris	1,010,232	(12)	0.96%
Alan W. Peryam	221,000	(13)	0.21%
Shelia I. Short	384,036	(14)	0.37%
Barbara A. Filas	444,000	(15)	0.42%
Brian C. Mazeski	24,000	(16)	0.02%
Timothy Arnold	120,000	(17)	0.11%
David C. Beling	1,681,900	(18)	1.67%

All Current Officers and Directors as a Group (16 Persons)	32,089,926		30.69%

(1)	Unless otherwise indicated, the address of each such person is c/o Geovic Mining Corp., 1200 17th Street, Suite 980, Denver, Colorado 80202.
(2)	Includes 8,415,411 Shares held by Paul D. Rose over which Mr. Rose has sole dispositive and voting power of which 24,000 Shares are restricted pursuant to the 2010 Stock Award Plan (“2010 Plan”), options exercisable within 60 days of the Record Date to purchase up to 140,000 Share, 654,072 Shares held by Mr. Rose’s wife, Jean L. Rose, over which Ms. Rose has sole dispositive and voting power and 339,920 Shares over which Mr. and Ms. Rose share dispositive and voting power. Does not include unvested options held by Mr. Rose to purchase up to 60,000 Shares.
(3)	Includes 9,009,020 Shares held jointly with his wife, 130,000 Shares held individually of which 78,000 Shares are restricted pursuant to the 2010 Plan, options exercisable within 60 days of the Record Date to purchase up to 2,768,280 Shares and 171,200 Shares held by his wife as trustee for the benefit of minor children, of which he disclaims beneficial ownership. Does not include unvested options held by Mr. Buckovic to purchase up to 90,000 Shares.
(4)	Includes 362,000 Shares and options exercisable within 60 days of the Record Date to purchase up to 470,000 Shares. Does not include unvested options held by Mr. MacDonald to purchase up to 30,000 Shares or 40,000 Restrict Stock Units (“RSU”) granted January 21, 2011 pursuant to the 2010 Plan.

(5)	Includes options exercisable within 60 days of the Record Date to purchase up to 490,000 Shares. Does not include unvested options held by Mr. Mason to purchase up to 530,000 Shares.
(6)	Includes options exercisable within 60 days of the Record Date to purchase up to 520,000 Shares. Does not include unvested options held by Mr. Nesmith to purchase up to 30,000 Shares or 60,000 RSU granted January 21, 2011 pursuant to the 2010 Plan.
(7)	Includes 40,000 Shares of which 24,000 Shares are restricted pursuant to the 2010 Plan and options exercisable within 60 days of the Record Date to purchase up to 270,000 Shares. Does not include unvested options held by Mr. Perry to purchase up to 30,000 Shares.
(8)	Includes 27,768 Shares held directly, 505,000 Shares held by GJS Capital Corp. of which Mr. Sedun is beneficial owner, 200,000 Shares held by Mr. Sedun’s wife and 2,300,000 Shares held by Alcaron Capital Corp., of which the beneficial owners are Mr. Sedun’s wife and children, and beneficial ownership of which is disclaimed by Mr. Sedun and options exercisable within 60 days of the Record Date to purchase up to 470,000 Shares. Does not include unvested options held by Mr. Sedun to purchase up to 30,000 Shares or 40,000 RSU granted January 21, 2011 pursuant to the 2010.
(9)	Includes 168,955 Shares and options exercisable within 60 days of the Record Date to purchase up to 1,285,031 Shares. Does not include unvested options held by Mr. Sherborne to purchase up to 81,000 Shares.
(10)	Includes options exercisable within 60 days of the Record Date to purchase up to 370,000 Shares. Does not include unvested options held by Mr. Goldberg to purchase up to 30,000 Shares or 40,000 RSU granted January 21, 2011 pursuant to the 2010 Plan.
(11)	Includes options exercisable within 60 days of the Record Date to purchase up to 780,000 Shares. Does not include unvested options held by Mr. Hill to purchase up to 105,000 Shares.
(12)	Includes 88,832 Shares and options exercisable within 60 days of the Record Date to purchase up to 921,400 Shares. Does not include unvested options held by Mr. Morris to purchase up to 69,000 Shares.
(13)	Includes options exercisable within 60 days of the Record Date to purchase up to 221,000 Shares. Does not include unvested options held by Mr. Peryam to purchase up to 69,000 Shares.
(14)	Includes 25,536 Shares and options exercisable within 60 days of the Record Date to purchase up to 358,500 Shares. Does not include unvested options held by Ms. Short to purchase up to 31,500 Shares.
(15)	Includes options exercisable within 60 days of the Record Date to purchase up to 444,000 Shares. Does not include unvested options held by Ms. Filas to purchase up to 126,000 Shares.
(16)	Includes options exercisable within 60 days of the Record Date to purchase up to 244,000 Shares. Does not include unvested options held by Mr. Mazeski to purchase up to 36,000 Shares.
(17)	Includes options exercisable within 60 days of the Record Date to purchase up to 120,000 Shares. Does not include unvested options held by Mr. Arnold to purchase up to 18,000 Shares.
(18)	Includes 334,900 Shares and options exercisable within 60 days of the Record Date to purchase up to 1,434,000 Shares. Mr. Beling retired December 31, 2010.

We are not aware of any arrangements that may result in a “change in control” as that term is defined by the provisions of Item 403 of Regulation S-K.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth the compensation paid during the fiscal years indicated to the individuals who served as Chief Executive Officer and Chief Financial Officer of the Company; each of the Company’s two most highly compensated executive officers, other than the Chief Executive Officer and Chief Financial Officer, who were serving as executive officers at the end of the most recently completed financial year and whose salary and bonus exceeded $100,000; and any individual who would have satisfied this criteria but for the fact that individual was not serving as an officer at December 31, 2010 (collectively, the “Named Executive Officers”):

Name and Principal Position	Year	Salary ($)	Bonus ($)	Options awards ($) (non-cash)(1)	All other compen- sation ($)		Total ($)
John E. Sherborne	2010	285,000	—	73,426	12,328	(2)	370,754
Chief Executive Officer and Director	2009	285,000	10,000	27,750	12,876		335,626

Greg C. Hill	2010	210,000	—	48,951	16,900		275,851
Chief Financial Officer	2009	210,000	6,500	22,200	16,295		254,995

William A. Buckovic	2010	203,800	—	48,951	6,114		258,865
Executive Vice President and Director	2009	186,000	7,500	14,800	10,605		218,905

David C. Beling	2010	271,583	—	58,741	508,950	(4)	839,274
Executive Vice President, Chief Operating Officer	2009	246,000	6,500	18,500	17,150		288,150

Barbara A. Filas	2010	200,000	—	58,741	6,000		264,741
Executive Vice President, Chief Administrative Officer	2009	175,000	7,500	96,000	5,475		283,975

(1)	The grant date fair value of such options was computed in accordance with the authoritative guidance for accounting for stock compensation. See Note 7 to the Consolidated Financial Statements for the fiscal year ended December 31, 2010 included in the Company’s annual report on Form 10-K for assumptions made in reaching these valuations.
(2)	Does not include $42,511.20 in proceeds from the exercise of stock options.
(3)	Does not include moving expenses, travel and related expense reimbursements totalling $10,637 for Mr. Sherborne paid in connection with his move from Grand Junction to Denver, Colorado when the executive offices of the Company were moved to Denver in 2008. Also does not include $157,060 in net equity to Mr. Sherborne paid by a non-affiliated relocation specialist engaged and compensated by the Company which purchased the home of Mr. Sherborne based on the appraised values of such home at the time of purchase.
(4)	Includes $492,000 paid in 2011 as a severance payment in accordance with the employment agreement of Mr. Beling, whose employment terminated December 31, 2010.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth the number of unexercised options held by each Named Executive Officer as at December 31, 2010.

Name	Number of Securities Underlying Vested Options (#)		Number of Securities Underlying Non-vested Options (#)		Option Exercise Price		Option Expiration Date
John E. Sherborne	66,000	*	—			$0.05	11/23/2016
	117,530	*	—			$0.08	12/31/2017
	110,016	*	—			$0.08	12/31/2013
	50,016	*	—			$0.08	12/31/2014
	400,000	*	—			$0.15	12/31/2013
	2,780	*	—			$0.23	11/23/2016
	15,510	*	—			$0.23	12/31/2017
	40,000	*	—			$0.38	12/31/2014
	36,668	*	—			$1.08	8/15/2016
	60,011	*	—			$1.30	12/31/2015
	36,000	*	54,000	*(1)	Cdn$	0.90	1/10/2020
	26,250	*	11,250	(2)	Cdn$	0.65	2/3/2019
	125,000	*	—		Cdn$	1.68	1/3/2018
	125,000	*	—		Cdn$	2.36	10/26/2017

Greg C. Hill	40,000		60,000	(1)	Cdn$	0.90	1/10/2020
	42,000		18,000	(2)	Cdn$	0.65	2/3/2019
	200,000		—		Cdn$	1.68	1/3/2018
	400,000		—		Cdn$	2.36	10/26/2017

William A. Buckovic	1,429,200		—			$0.05	11/23/2016
	8,600		—			$0.10	12/31/2013
	26,540		—			$0.15	12/31/2013
	376,000		—			$0.15	12/31/2014
	61,680		—			$0.23	11/23/2016
	35,100		—			$0.23	12/31/2017
	100,000		—			$0.38	12/31/2014
	62,000		—			$1.08	8/15/2016
	156,000		—			$1.30	12/31/2015
	40,000		60,000	(1)	Cdn$	0.90	1/10/2020
	28,000		12,000	(2)	Cdn$	0.65	2/3/2019
	150,000		—		Cdn$	1.68	1/3/2018
	150,000		—		Cdn$	2.36	10/26/2017

David C. Beling	40,000		—			$0.10	12/31/2013
	120,000		—			$0.15	12/31/2013
	176,000		—			$0.15	12/31/2014
	20,000		—			$0.38	12/31/2014
	222,000		—			$1.08	8/15/2016
	186,000		—			$1.30	12/31/2015
	120,000		—		Cdn$	0.905	1/10/2020
	50,000		—		Cdn$	0.65	2/3/2019
	250,000		—		Cdn$	1.68	1/3/2018
	250,000		—		Cdn$	2.36	10/26/2017

Barbara A. Filas	210,000		90,000	(3)	Cdn$	0.66	2/16/2019
	48,000		72,000	(1)	Cdn$	0.90	1/10/2020

*	In August 2009, in connection with a court-ordered settlement of a divorce, Mr. Sherborne transferred one-half of each option then held by him to his former spouse. Subsequent to August 2009, 40% of the options granted were transferred to his former spouse. The above amounts reflect the options held after such transfers.
(1)	Options vest one half on January 10, 2011 and 2012.
(2)	Options vested February 3, 2011.
(3)	Options vested February 3, 2011.

Securities Reserved for Issuance under Equity Compensation Plan

The following table sets forth information as at December 31, 2010 relating to the Company’s Second Amended and Restated Stock Option Plan first adopted September 29, 2006, our only equity compensation plan from which awards had been made at December 31, 2010. As of such date no awards had been made under our 2010 Stock Award Plan adopted June 11, 2010, under which 2,000,000 Shares were removed.

Plan Category	Number of securities to be issued upon exercise/conversion of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected herein)
Equity compensation plans approved by security holders	15,704,952	$0.80 per Share	2,995,048
Equity compensation plans not approved by security holders	—	—	—

Total	15,704,952	$0.80 per Share	2,995,048

The Company has never repriced any stock options previously granted, and none were repriced in 2010.

Employment Agreements

The Company has written employment agreements (the “Agreements”) with each of its Named Executive Officers. Each Agreement provides for continued employment with rolling two year terms. Each Agreement also provides for payment of certain compensation following termination of the Named Executive Officer’s employment, if such termination is (i) by the Company without cause or due to the Named Executive Officer’s death or disability or (ii) by the Named Executive Officer due to the Company’s breach of any material obligation owed to the Named Executive Officer under the Agreement, due to the Company requiring the Named Executive Officer to perform illegal activities, due to the inability of the Named Executive Officer to substantially perform his or her essential duties under the Agreement because of a disability, or in the event of a change in control or any similar business circumstance with the Company or its subsidiaries which results within twelve months of such change in control in either (A) a termination or threatened termination of the Named Executive Officer’s employment or a reduction in compensation to be paid to the Named Executive Officer or (B) a significant change in the duties of the Named Executive Officer reasonably deemed unacceptable by the Named Executive Officer. The term “change in control” as used in the Agreements means (1) any one person (or group of affiliated persons) holds a sufficient number of voting shares of the Company (or a resulting issuer) to affect materially the control of the Company or (2) any combination of persons acting in concert hold in total a sufficient number of voting shares of the Company to affect materially the control of the Company, in each case where such person or combination of persons did not previously hold a sufficient number of voting shares of the Company to affect materially the control of the Company (with the holding of more than 20 percent of the voting shares of the Company being deemed to materially affect the control of the Company in the absence of evidence to the contrary).

The compensation payable to a Named Executive Officer in a termination event described above (other than termination by the Company due to a Named Executive Officer’s death or disability) would be a lump sum amount, due within 90 days of termination, equal to two years of the minimum base salary of the Named Executive Officer, commencing on the effective date of the termination, plus any annual bonus to which the Named Executive Officer would have been entitled had the Agreement not been terminated. In the event of termination by the Company due to a Named Executive Officer’s death, the Named Executive Officer’s estate would receive an amount equal to the amount received by the Company under the life insurance held by the Company on such Named Executive Officer’s life. In the event of termination by the Company due to a Named Executive Officer’s disability, the Named Executive Officer would receive an amount equal to the amount received by the Company under the disability insurance held by the Company on such Named Executive Officer.

In addition, in connection with each of the termination events described above, the Named Executive Officer would become 100 percent vested with respect to any options to purchase the Company’s capital stock then held by the Named Executive Officer and any restrictions with respect to restricted shares of the Company’s capital stock then held by the Named Executive Officer would immediately lapse, subject to any applicable rules or restrictions imposed by any stock exchange or securities regulatory authority. The Company does not have any obligation under the Agreements to pay or reimburse the Named Executive Officer for any income or other taxes imposed as result of the foregoing benefits.

Our Board believes that having these Agreements in place is an important retention incentive for our Named Executive Officers.

Directors and Officer Liability Insurance

The Company has purchased and maintains insurance for the benefit of the directors and officers of the Company and its subsidiaries against liabilities incurred by such persons as directors and officers of the Company and its subsidiaries, except where the liability relates to such person’s failure to act honestly and in good faith with a view to the best interests of the Company and its subsidiaries. The annual premium for the policy year ending November 30, 2010 paid by the Company and its subsidiaries for this insurance in respect of the directors and officers as a group is $142,263. No premium for this insurance is paid by the individual directors and officers.

APPROVAL OF SECOND AMENDED AND RESTATED STOCK OPTION PLAN (Proposal No. 2)

Introduction

At the Meeting, stockholders will be asked to consider and vote for the approval of the Second Amended and Restated Stock Option Plan (“Stock Option Plan”), as required by rules of the TSX. The Stock Option Plan was previously approved by stockholders at the Annual Meeting of Stockholders held June 6, 2008.

The Company has a Second Amended and Restated Stock Option Plan, which was initially approved by stockholders on September 29, 2006, amended with stockholder approval on June 9, 2007, amended with stockholder approval on June 6, 2008, and further amended with stockholder approval on June 15, 2009 (the “Plan”). The Plan was further amended by the Board of Directors on January 21, 2011 to make a minor amendment to the definition of “consultant” to include an individual who is appointed as a member of an advisory board to the Board of Directors or management. The total number of Shares of Common Stock for which options may be granted pursuant to the Plan is limited to 18,700,000 Shares of Common Stock, including options to purchase 11,890,286 Shares of Common Stock we exchanged for outstanding Geovic, Ltd. options upon completion of the RTO effective December 1, 2006. The total of all Shares underlying the Plan would represent approximately 17.88% of the Company’s issued and outstanding Shares of Common Stock as of the date of this Proxy Statement. As at the date of this Proxy Statement, options granted under the Plan to purchase a total of 16,694,852 Shares of Common Stock are outstanding, representing approximately 15.96% of the issued and outstanding Shares of Common Stock, leaving 2,005,148 Shares of Common Stock (approximately 1.92%) available for future grants (the “unallocated options”). As at the date of this proxy statement, 4,031,244 Shares of Common Stock have been issued pursuant to the exercise of options. A full copy of the Plan is attached to this Proxy Statement as Appendix A.

Key provisions of the Plan include:

a.	persons who are eligible to receive options pursuant to the Plan are directors, officers, employees and consultants of the Company, or its subsidiaries. Options granted to employees may be either “incentive stock options” within the meaning of Section 422 of the U.S. Internal Revenue Code of 1986, as amended, or options that are non-qualified for United States federal income tax purposes. Options granted to non-employees must be non-qualified options;

b.	upon expiration or termination of an option without being exercised, the underlying reserved Shares of Common Stock shall become available for issuance upon exercise of new options. Also, upon exercise of an option, the number of Shares of Common Stock issued upon the exercise of such option shall become available to be issued upon exercise of subsequently issued options;

c.	a restriction that the maximum number of Shares of Common Stock issuable pursuant to options granted under the Plan to any one individual within a one year period will not exceed 5% of the Shares of Common Stock outstanding at the time of the grant;

d.	the exercise price per Share of Common Stock is to be determined by the Board of Directors provided that such exercise price is not less than the market price on the date of grant of such options, provided that as to grants of incentive stock options, with respect to any participant in the Plan who owns Shares of Common Stock representing more than 10% of the voting rights attributable to the outstanding Shares of Common Stock of the Company, the exercise price of an incentive stock option may not be less than 110% of the fair market value of such Shares of Common Stock on the date immediately proceeding the date of grant and the terms of such option may not exceed five years;

e.	the market price is defined as the closing price of the Shares of Common Stock on the TSX for the last trading day prior to the date of the grant of the option, or the closing price of the Shares of Common Stock on the TSX on the date of grant, whichever is higher;

f.	the vesting period for all options shall be determined by the Board of Directors;

g.	options may be exercisable for a period up to a maximum term of 10 years, subject to a blackout period allowance in the event that the expiration date falls within a blackout period, a time that exercises are not permitted. In such circumstances, the end of the term of such option shall be the tenth business day after the end of the blackout period;

h.	options held by an individual who ceases to be employed by the Company due to death will terminate 12 months from the date of death;

i.	options held by a director who is not an employee of the Company, and such director ceases to be a director of the Company, other than by reason of death, may exercise his or her options to the extent that he or she was otherwise entitled to exercise the options, unless the director ceases to be a director as a result of an order of the British Columbia Securities Commission, the TSX or any regulatory body having jurisdiction to so order, in which case the expiry date shall be the date the director ceases to be a director of the Company;

j.	non-qualified options held by an individual other than by a director, who ceases to hold such position with the Company, other than by reason of death, may exercise his or her non-qualified option within a period not exceeding 120 days, unless the individual ceases to hold such position as a result of termination for cause or an order of the British Columbia Securities Commission, the TSX, or any other regulatory body having jurisdiction to so order, in which case the expiry date shall be the date the individual ceases to hold such position with the Company. Incentive options must be exercised within three months of termination;

k.	incentive options held by a person who changes status from an employee to a consultant or director, will, after 3 months, convert to non-qualified options;

l.	options may not be assigned or transferred except by will, divorce settlement, and the laws of descent and distribution;

m.	a “net exercise” feature which allows for participants to receive, at the discretion of the Board of Directors, the number of shares of Common Stock with a value equal to the number of options exercised multiplied by the quotient obtained by dividing the result of the fair market value less the exercise price by the fair market value, without having to pay cash at the time of exercise;

n.	the Board of Directors may, without stockholder approval, from time to time, amend the Plan for the following reasons, including: (a) to make minor or technical modifications; (b) to correct any ambiguity, defective provisions, error or omission in the provisions of the Plan; (c) to change any vesting provisions of the Plan; (d) to change the termination provisions of the Plan; (e) to change the persons who are eligible under the Plan; and (f) to add or change provisions relating to the form of financial assistance provided to eligible individuals that would facilitate the purchase of options under the Plan; and

o.	the Board of Directors must obtain stockholder approval for any increase in the number of Shares of Common Stock issuable under options granted pursuant to the Plan, as well as any amendment that would reduce the exercise price of an option held by an insider of the Company or would extend the term of an option granted under the Plan benefiting an insider of the Company. In addition, pursuant to the rules of the TSX, the Company must obtain stockholder approval to remove or exceed the insider participation limit and to amend an amending provision of the Plan.

The rules of the TSX provide that a listed issuer having in place a plan that authorizes the number of Shares of Common Stock issued upon the exercise of an option to become available to be issued upon exercise of subsequently issued options must obtain stockholder approval within three years after the institution of the plan and every three years thereafter in order to continue to grant awards under it. Stockholders will be asked at the Meeting to renew the Plan for an additional three years by approving all unallocated options under the Plan.

Administration

The Board of Directors or one or more committees appointed by the Board of Directors will administer the Plan. Any committee so appointed by the Board of Directors will consist of two or more non-employee directors of the Company that meet the independence requirements of any national stock exchange on which Shares of the Company’s Common Stock are listed. The appropriate acting body, be it the Board of Directors or a committee within its delegated authority, is referred to in this proposal as the “Committee.”

The Committee has broad authority under the Plan with respect to award grants including, without limitation, the authority to:

•	select participants and determine the type(s) of award(s) that they are to receive; and

•	determine the number of Shares of Common Stock that are to be subject to options and the terms and conditions of awards.

United States Federal Income Tax Consequences of Awards under the Plan

The following is a brief description of the material U.S. federal income tax consequences associated with the award of options under the Plan. It is based on existing U.S. laws and regulations and there can be no assurance that those laws or regulations will not change in the future. Tax consequences in other countries where stockholders reside may vary and each stockholder should consult its own tax advisors regarding applicable income tax consequences associated with the award of options under the Plan.

There are no federal income tax consequences to either the Company or the participant upon the grant of an option. If the option is a non-qualified stock option, the optionee will realize ordinary income at exercise equal to the excess of the fair market value of the stock acquired over the exercise price and the Company will receive a corresponding federal income tax deduction. Any gain or loss realized upon a subsequent disposition of the stock will generally constitute capital gain or loss. If the option is an incentive stock option, there is generally no gain or loss realized by the optionee upon exercise and no tax deduction for the Company. A disposition of the shares received 12 months or longer after exercise will result in long-term capital gain or loss to the holder; while an earlier disposition will result in ordinary income to the optionee equal to the excess of the fair market value of the stock acquired over the exercise price and the Company will then receive a corresponding federal income tax deduction.

The options to be awarded in the future to eligible participants under the Plan will be subject to the discretion of the Human Resources and Compensation Committee of the Board and the Board and are not determinable at this time.

Canadian Federal Income Tax Consequences of Awards under the Plan

The Canadian federal income tax consequences to an individual Canadian resident employee who is a recipient of an award under the Plan, who holds his or her options as capital property and who deals at arms length and is not associated within the meaning of the Income Tax Act (Canada) (the “Canadian Act”), are briefly summarized in the following discussion of the general Canadian federal principles applicable to the Plan. This summary is based on the current provisions of the Canadian Act and regulations thereto, the current published and administrative practices of the Canada Revenue Agency and all tax proposals announced as of the date hereof. This summary is not intended to be exhaustive and, among other considerations, does not describe provincial, local or international tax consequences. Tax consequences in other countries where stockholders reside may vary and each stockholder should consult his or her tax advisors regarding applicable income tax consequences associated with the award of options under the Plan.

With respect to the options, there is no taxable event when the options are granted, but an income inclusion equal to the fair market value of the shares when the shares are issued less the exercise price paid to acquire them.

An employee may be entitled to a deduction of one-half of the income inclusion if certain conditions are met. A holder should consult their own tax advisors in this regard.

The full amount of the income inclusion will be added to the adjusted cost base of the shares acquired upon exercise of the options. Such adjusted cost base will generally be averaged with the adjusted cost base of all other shares of the Company owned by the holder.

Upon a disposition (or a deemed disposition) of shares of the Company, a holder generally will realize a capital gain (or capital loss) equal to the amount by which the proceeds of such shares, net of any reasonable costs of disposition, are greater (or are less) than the adjusted cost base of such shares.

One-half of any capital gain will be included in income as a taxable capital gain and one-half of a capital loss may normally be deducted as an allowable capital loss against taxable capital gains realized in the year of disposition. Any unused allowable capital losses may be applied to reduce net taxable capital gains realized in the three preceding taxation years or any subsequent taxation year, subject to the provisions of the Canadian Act in that regard.

Required Vote

The rules of the TSX require that the resolution approving the unallocated options under the Plan be passed by a majority of the votes cast on the resolution at the Meeting. The votes of persons who are insiders of the Company may not be counted in the voting for the approval. Eight insiders of the Company, who together hold

19,112,442 Shares representing approximately 18.28% of the issued and outstanding Shares of Common Stock of the Company, may not vote on Proposal No. 2. This number of Shares will not be considered when determining whether the proposal received a majority of votes cast. No other insider holds any Shares of Common Stock of the Company.

If the requisite stockholder approval is not obtained, no unallocated options may be granted and any options that are outstanding and that expire or terminate without being exercised will not be available for re-grant. Whether or not the requisite stockholder approval is obtained with respect to unallocated options, any and all options previously granted will remain in effect in accordance with their terms.

Accordingly, the stockholders will be asked at the Meeting to pass a resolution in the following terms:

“RESOLVED, as a Resolution of disinterested stockholders of the Company that:

1.	The Company’s Second Amended and Restated Stock Option Plan is hereby approved;

2.	All unallocated options under the Company’s Second Amended and Restated Stock Option Plan are hereby approved, which approval shall remain effective until June 17, 2014; and

3.	Any one director or officer of the Company is authorized and directed, on behalf of the Company, to take all necessary steps and proceedings and to execute, deliver and file any and all declarations, agreements, documents and other instruments and do all such other acts and things that may be necessary or desirable to give effect to this resolution.”

In order to be effective, the resolution approving the unallocated options under the Plan must be approved by a majority of the votes cast by disinterested stockholders represented at the Meeting.

Recommendation of the Board of Directors

The Board of Directors has unanimously concluded that the approval of the Plan, including the unallocated options available under the Plan, is in the best interests of the Company and its stockholders, and recommends that stockholders vote in favor of the resolution.

AMENDMENT TO THE COMPANY’S CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK TO 600,000,000 SHARES

(Proposal No. 3)

Summary of Amendment

The Board has unanimously approved and adopted, and is hereby soliciting stockholder approval of, an amendment to the Company’s Certificate of Incorporation to increase the number of authorized Shares of our Common Stock from 200,000,000 Shares to 600,000,000 Shares. The number of authorized shares of the Company’s Preferred Stock will not be affected.

The text of the proposed amendment to Section 1 of Article IV of the Company’s Certificate of Incorporation is as follows:

“Section 1. Authorization. The Corporation shall be authorized to issue [650,000,000] shares of capital stock, of which 600,000,000 shares shall be shares of Common Stock, par value $0.0001 per share (“Common Stock”), and 50,000,000 shares shall be shares of Preferred Stock, par value $0.0001 per share (“Preferred Stock”).”

We currently have 200,000,000 Shares of our Common Stock authorized for issuance. On the Record Date, [104,577,512] Shares of our Common Stock were issued and outstanding, 18,700,000 Shares of our Common

Stock were reserved for issuance in connection with our Second Amended and Restated Stock Option Plan and 2,000,000 Shares of our Common Stock were reserved for issuance in connection with our 2010 Stock Award Plan. Also outstanding are a total of 18,892,096 stock purchase warrants for which a like number of Shares of Common Stock have been reserved for issuance upon exercise.

The Board of Directors believes that one or more equity offerings of Company Common Stock may be necessary to raise a portion of the capital costs we expect to incur as we finance the construction and start-up costs for the Company’s Nkamouna cobalt, nickel and manganese mining project in Cameroon. The Company could desire to offer a number of Shares of Common Stock that exceeds the number of authorized but unissued shares under our present Certificate of Incorporation. The Board believes that the availability of additional authorized Shares will provide us with the flexibility in the future to meet financing and other business needs as they arise. Accordingly the Board has proposed that the Certificate of Incorporation be amended to authorize more Shares.

The Board will determine whether, when and on what terms the issuance of Shares of our Common Stock may be warranted in connection with any future actions. No further action or authorization by our stockholders will be necessary before issuance of the additional Shares of our Common Stock authorized under our Certificate of Incorporation, except as may be required for a particular transaction by applicable law or regulatory agencies or by the rules of the TSX or any other stock market or exchange on which our Common Stock may then be listed.

The increase in our authorized Common Stock would not have any immediate effect on the rights of our existing stockholders. The additional Shares of Common Stock, if issued, would have the same rights and privileges as the Shares of Common Stock now issued and outstanding. Any issuance of additional Shares of Common Stock would increase the number of outstanding Shares and the percentage ownership of existing stockholders would be diluted accordingly (unless such issuance was pro-rata among existing stockholders). The holders of our Common Stock have no preemptive rights to subscribe for or purchase any additional Shares of our Common Stock that may be issued in the future.

The proposed increase in the authorized Shares of our Common Stock would become effective upon the filing of an amendment to our Certificate of Incorporation with the office of the Secretary of State of the State of Delaware after stockholder approval of the amendment is received. We may delay filing the amendment, and thus delay the effectiveness of the proposed increase, or we may elect not to proceed with filing the amendment if the Board of Directors determines that additional authorized Shares of Common Stock are not required for the Company to achieve financing of the Nkamouna Project, or for other purposes in the near future and that increasing the number of authorized Shares of Common Stock is no longer in the best interest of the Company. If the amendment is not filed with the Secretary of State of Delaware the increase in the number of authorized Shares of Common Stock would not become effective notwithstanding the stockholder approval.

Required Vote

The affirmative vote of a majority of the outstanding Common Stock is required to approve the amendment to our Certificate of Incorporation in this Proposal 3. If you own Shares through a broker, bank or other holder of record, you must instruct your broker, bank or other holder of record how to vote in order for them to vote your Shares so that your vote can be counted on this Proposal.

Recommendation of the Board of Directors

Our Board of Directors unanimously recommends that the Company’s stockholders vote “FOR” the amendment to the Company’s Certificate of Incorporation to increase the number of authorized Shares of Common Stock to 600,000,000 Shares.

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

(Proposal No.4)

The Board of Directors is asking stockholders to consider and act upon a proposal for the ratification of the Audit Committee’s selection of Ernst & Young LLP (“E&Y”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011. E&Y was our independent registered public accounting firm for the fiscal year ended December 31, 2010.

Although current law, rules and regulations require the Company’s independent registered public accounting firm to be engaged and supervised by the Audit Committee, the Board is submitting the selection of E&Y for ratification by stockholders as a matter of good corporate practice. In the event of a negative vote on such ratification, the Audit Committee will reconsider its selection of the external auditor but may conclude that it is in the best interests of the Company to retain E&Y for the current fiscal year. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interest of the Company and its stockholders.

Representatives of E&Y are expected to be present at the annual meeting to respond to questions and may make a statement if they so desire.

Fees Paid to the Independent Registered Public Accounting Firm

The fees billed to the Company for the last two fiscal years by the Company’s independent registered public accounting firm were:

	2010	2009
Audit Fees(1)	$312,117	$413,831
Audit-Related Fees(2)	—	—
Tax Fees(3)	—	—
All Other Fees	—	—

Total	$312,117	$413,831

(1)	Audit fees consist of our annual audit costs, fees for review of registration statements we file with the SEC and review of financial statements included in our Form 10-Q quarterly reports. Audit fees also included costs for auditing our internal control over financial reporting in 2009.
(2)	Audit-related fees are fees billed by the independent accountants for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements and other reports and quarterly meetings with our Audit Committee, and include other consultations concerning financial accounting and reporting standards.
(3)	Tax fees consist of fees billed for professional services rendered for tax compliance, tax advice, and tax planning.

Pre-Approval Policy Regarding Independent Registered Public Accounting Firm Services

The Audit Committee of the Board of Directors pre-approves all audit, non-audit and internal control-related services provided by the independent registered public accounting firm prior to the engagement of the independent registered public accounting firm with respect to such services. The audit and other services provided by our independent accountants are supervised by the Audit Committee. No services were performed in 2009 or 2010 by our independent registered public accountants that had not been pre-approved by our Audit Committee.

Recommendation of the Board of Directors

Our Board of Directors recommends a vote “FOR” the proposal ratifying the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal year ending December 31, 2011.

AUDIT COMMITTEE REPORT

The role of the Audit Committee of the Board of Directors is to assist the Board in its oversight of: (1) our accounting and financial reporting processes, (2) the integrity of our financial statements, (3) our compliance with certain legal and regulatory requirements, (4) the independent auditor’s qualifications, independence and performance, (5) our business practices and ethical standards, (6) our risk assessment and risk management policies and (7) our internal disclosure controls and procedures, internal controls over financial reporting and compliance with the financial reporting aspects of the Sarbanes-Oxley Act, and to prepare this report. The Board, in its business judgment, has determined that all members of the Audit Committee are independent under rules promulgated by the SEC, NASDAQ listing standards and the applicable rules of the TSX; all members are financially literate and have accounting or related financial management expertise; and that Robert J. “Don” MacDonald, Chair qualifies as an “audit committee financial expert” as defined in the applicable regulations of the SEC. The Audit Committee operates pursuant to a written Charter, a copy of which can be found on our website at: www.geovic.net. As set forth in the Charter, management of Geovic is responsible for the preparation, presentation and integrity of Geovic’s financial statements, and the effectiveness of internal control over financial reporting. Management is also responsible for maintaining Geovic’s accounting and financial reporting principles and internal controls and procedures reasonably designed to assure compliance with accounting standards and applicable laws and regulations. The Chief Financial Officer reports to the Audit Committee and is responsible for objectively reviewing and evaluating the adequacy, effectiveness and quality of Geovic’s internal controls relating, for example, to the reliability and integrity of the Company’s financial information and the safeguarding of assets. The independent registered public accounting firm is responsible for auditing Geovic’s financial statements and expressing an opinion as to their conformity with U.S. generally accepted accounting principles.

In the performance of its oversight function, the Audit Committee reviewed and discussed the audited financial statements with management and with E&Y. The Audit Committee also discussed with E&Y the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, as adopted by the Public Company Accounting Oversight Board (“PCAOB”) in Rule 3200T. Finally, the Audit Committee received the written disclosures and the letter from E&Y required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee on independence, and has discussed with the independent accountant the independent accountant’s independence. The Audit Committee has ultimate authority and responsibility to select, evaluate and, when appropriate, replace the Company’s independent registered public accounting firm. Any fees billed by the auditor for non-audit services must be pre-approved by the Audit Committee and would be considered in the discussions of the auditor’s independence.

Audit Committee members are not employees of Geovic, and do not perform the functions of auditors or accountants. As such, it is not the duty or responsibility of the Audit Committee or its members to conduct “field work” or other types of auditing or accounting reviews or procedures or to set auditor independence standards. Members of the Audit Committee necessarily rely on the information provided to us by management and the independent registered public accounting firm. Accordingly, the Audit Committee’s considerations and discussions referred to above do not assure that the audit of Geovic financial statements has been carried out in accordance with standards of the PCAOB, that the financial statements are presented in accordance with accounting principles generally accepted in the United States or that Geovic’s registered public accounting firm is in fact “independent.”

During 2010 the Audit Committee discussed with management the Company’s disclosure controls and procedures in connection with the filing of each Quarterly Report on Form 10-Q. The Audit Committee also discussed the Company’s internal control over financial reporting and the requirement under the Sarbanes Oxley Act of 2002 that management of the Company would be required to assess the effectiveness of the disclosure controls and procedures and the internal control over financial reporting as of the end of the fiscal year. Management, under the direction of the Audit Committee, developed a written form of Disclosure Controls and Procedures which formalized internal requirements and documentation in connection with public disclosure of corporate information. These formalized procedures were assessed during the third and fourth quarters of 2010, and then adopted by the Board of Directors in March 2011, at the recommendation of the Audit Committee.

Based upon the reports and discussions described in this report, and subject to the limitations on the role and responsibilities of the Audit Committee referred to above and in the Charter, the Audit Committee recommended to the Board that the audited financial statements be included in Form 10-K for the fiscal year ended December 31, 2010 filed with the SEC. The Audit Committee also engaged E&Y as the independent registered public accounting firm for Geovic for the first three quarters of fiscal 2011, and intends to engage E&Y as independent auditors for the fiscal year, subject to ratification by the Company’s stockholders.

Submitted by the Audit Committee of the Board of Directors

Robert J. (Don) MacDonald, Chair

Michael Goldberg

Paul D. Rose

Receipt of Financial Statements

The audited consolidated financial statements of the Company for the fiscal year ended December 31, 2010 and accompanying Auditor’s Reports thereon are included in the Annual Report for the fiscal year ending December 31, 2010 on Form 10-K a copy of which is available with this Proxy Statement and will be presented at the Meeting.

OTHER MATTERS

Should any matters other than the proposals described in this Proxy Statement properly come before the Meeting; the Shares represented by the proxy solicited hereby will be voted on such matters in accordance with the best judgement of the persons voting the Shares represented by the proxy, exercising discretionary authority.

Stockholder Proposals for the 2012 Annual Meeting

Proposals of stockholders intended to be presented at the annual meeting of stockholders to be held in 2012 must be timely received by the Board for consideration to be included in the proxy statement and proxy relating to the 2012 meeting. Such proposals must be received by the Company on or before January 8, 2012. Such proposals must comply with all of the requirements of SEC Rule 14a-8. Proposals should be addressed to Secretary of the Company at 1200 17th Street, Suite 980, Denver, CO, 80202, USA.

In accordance with the Company’s Bylaws, in order for a stockholder to present any matter before the annual meeting of stockholders to be held in 2012 that is not to be included in the proxy statement and proxy, a stockholder’s notice of such matter must be delivered to the Secretary at the Company’s principal executive offices (see preceding paragraph) not less than 90 days nor more than 120 days prior to the first anniversary of the 2011 annual meeting of stockholders.

AVAILABILITY OF DOCUMENTS

The Company will provide to any person or corporation, upon request, one copy of any of the following documents:

1.	The Company’s latest Annual Report of Form 10-K, together with any document, or other pertinent pages of any document, incorporated therein by reference.

2.	Financial statements of the Company for the Company’s most recently completed financial year, together with the auditor’s reports thereon and Management’s Discussion and Analysis, and any interim financial statements of the Company subsequent to the financial statements for the Company’s most recently completed financial year.

Copies of the above documents will be provided, upon request to the Secretary of the Company at 1200 17th Street, Suite 980, Denver, CO, 80202, USA, free of charge to a stockholder of the Company, including a beneficial owner of stock. The Company may require the payment of a reasonable charge from any person or corporation who is not a stockholder of the Company and who requests a copy of any such document. Financial information is provided in the Company’s audited consolidated financial statements and management’s discussion and analysis for the financial year ended December 31, 2010. The above documents, together with additional information relating to the Company are available on EDGAR at www.sec.gov and on SEDAR at www.sedar.com.

The contents and sending of this Proxy Statement have been approved by the Board of Directors of the Company.

DATED at Denver, Colorado May 6, 2011

GEOVIC MINING CORP.

Michael T. Mason Chief Executive Officer and Director

Appendix A

GEOVIC MINING CORP.

Second Revised and Amended Stock Option Plan

GEOVIC MINING CORP.

SECOND AMENDED AND RESTATED STOCK OPTION PLAN

As amended through January 21, 2011

ARTICLE I

DEFINITIONS AND INTERPRETATION

1.1	DEFINITIONS

As used herein, unless anything in the subject matter or context is inconsistent therewith, the following terms shall have the meanings set forth below:

“Administrator” means such director or other senior officer or employee of the Company as may be designated as Administrator by the Board or the Committee from time to time;

“Award Date” means the date on which the Board grants and announces a particular Option;

“Board” means the Board of Directors of the Company;

“Code” means the United States Internal Revenue Code of 1986, as amended, and the regulations and guidance promulgated thereunder;

“Committee” has the meaning ascribed to such term in section 5.1;

“Company” means Geovic Mining Corp. and any subsidiary thereof, (within the meaning of the Securities Act and the Securities Act of 1933), as the context may apply;

“Consultant” means an individual (or a company wholly owned by the individual)

(i)	who is appointed as a member of an Advisory Board to the Board of Directors and management which may be established by the Board from time to time, or

(ii)	who

(A)	provides ongoing consulting, technical, management or other services to the Company (excluding services provided in relation to a distribution of the Company’s securities);

(B)	possesses technical, business or management expertise of value to the Company;

(C)	provides the services under a written contract with the Company;

(D)	spends a significant amount of time and attention to the business and affairs of the Company; and

(E)	has a relationship with the Company that enables the individual to be knowledgeable about the business and affairs of the Company;

“Director” means a director, senior officer or a Management Company Employee of the Company;

“Employee” means (i) an individual considered an employee under the Code (i.e. for whom income tax and other deductions are made by the Company); (ii) an individual who works full-time for the Company providing services normally provided by an employee of the Company but for whom income tax and other deductions are not made by the Company; and (iii) an individual who works for the Company on a continuing and regular basis for a minimum amount of time per week, but for whom income tax and other deductions are not made by the Company;

“Exchange” means the Toronto Stock Exchange;

“Exchanged Option” has the meaning ascribed to such term in section 3.2;

“Exercise Notice” means the notice respecting the exercise of an Option, in the form set out as Schedule “B” hereto, duly executed by the Option Holder;

“Exercise Period” means the period during which a particular Option may be exercised, being the period from and including the Award Date through to and including the Expiry Date;

“Exercise Price” means the price at which an Option may be exercised as determined in accordance with section 3.5;

“Expiry Date” means the date determined in accordance with section 3.3 and after which a particular Option cannot be exercised;

“Fair Market Value” means, on any particular date, the simple average of the closing price per Share for each of the 20 consecutive trading days immediately before such date on the Exchange, or such other stock exchange or over-the-counter market as the Shares may then be listed or quoted (as the case may be), or, if the Shares are not listed on any stock exchange or quoted for trading by a recognized over-the-counter market, the Fair Market Value shall be the value of a Share, as determined by the Board, acting reasonably and in good faith, which determination shall be conclusive;

“Incentive Stock Option” means an Option that is intended to comply with the requirements of Section 422 of the Code or any successor provision thereto;

“Insider” means a Director, a director or senior officer of the Company or of a company that is an Insider or subsidiary of the Company, or any person or entity which is required under Section 16(a) of the Securities Exchange Act of 1934, as amended, to file beneficial ownership disclosure reports with the United States Securities and Exchange Commission, including a person or entity that beneficially owns or controls, directly or indirectly, voting shares carrying more than 10% of the voting rights attached to all outstanding voting shares of the Company;

“Management Company Employee” means an individual employed by a company providing management services to the Company, which are required for the ongoing successful operation of the business enterprise of the Company;

“Market Price” means, as of any date, the value of the Shares, determined as follows:

(i)	if the Shares are listed on the Exchange, the Market Price shall be the closing price of the Shares on the Exchange for the last market trading day prior to the date of the grant of the Option;

(ii)	if the Shares are listed on the TSX Venture Exchange, the Market Price shall be the closing price of the Shares on the TSX Venture Exchange for the last market trading day prior to the date of the grant of the Option less any discount permitted by the TSX Venture Exchange;

(iii)	if the Shares are listed on an exchange other than the TSX Venture Exchange or the Exchange, the Market Price shall be the closing price of the Shares (or the closing bid, if no sales were reported) as quoted on such exchange for the last market trading day prior to the date of the grant of the Option; and

(iv)	if the Shares are not listed on an exchange, the Market Price shall be determined in good faith by the Board.

“Option” means an option to acquire Shares, awarded to a Director, Employee or Consultant pursuant to the Plan;

“Option Certificate” means the certificate, substantially in the form set out as Schedule “A” hereto, evidencing an Option;

“Option Holder” means a current or former Director, Employee or Consultant who holds an unexercised and unexpired Option or, where applicable, the Personal Representative of such person;

“Personal Representative” means (i) in the case of a deceased Option Holder, the executor or administrator of the deceased duly appointed by a court or public authority having jurisdiction to do so; and (ii) in the case of an Option Holder who for any reason is unable to manage his or her affairs, the person entitled by law to act on behalf of such Option Holder;

“Plan” means this stock option plan;

“RTO” means the reverse take-over transaction completed on December 1, 2006, pursuant to which the Company acquired all of the issued and outstanding securities of Geovic, Ltd. and Geovic Finance Corp.;

“Securities Act” means the Securities Act (British Columbia);

“Securities Act of 1933” means the Securities Act of 1933 (United States), as amended; and

“Share” or “Shares” means, as the case may be, one or more common shares of the Company, par value of $0.0001 per share.

1.2	CHOICE OF LAW

The Plan is established under, and the provisions of the Plan shall be interpreted and construed solely in accordance with, the laws of the State of Delaware once the Company is domesticated as a Delaware corporation and the laws of the United States applicable therein.

1.3	HEADINGS

The headings used herein are for convenience only and are not to affect the interpretation of the Plan.

ARTICLE II

PURPOSE AND PARTICIPATION

2.1	PURPOSE

The purpose of the Plan is to attract, retain and motivate Directors, Employees and Consultants, to reward such of those persons by the grant of Options under the Plan by the Board from time to time for their contributions toward the long term goals of the Company and to enable and encourage such persons to acquire Shares as long term investments.

2.2	PARTICIPATION

The Committee shall, from time to time, in its sole discretion, subject to final approval by the Board, determine those Directors, Employees and Consultants, if any, to whom Options are to be awarded. If the Board elects to award an Option to a Director, the Board shall, in its sole discretion but subject to section 3.2, determine the number of Shares to be acquired on the exercise of such Option. If the Board elects to award an Option to an Employee or Consultant, the number of Shares to be acquired on the exercise of such Option shall be determined by the Board in its sole discretion, and in so doing the Board may take into account the following criteria:

(a)	the person’s remuneration as at the Award Date in relation to the total remuneration payable by the Company to all of its Employees and Consultants as at the Award Date;

(b)	the length of time that the person has provided services to the Company;

(c)	the nature and quality of work performed by the person;

(d)	the anticipated motivation and incentive of the option holder expected to be achieved from the issuance of Options; and

(e)	other factors deemed relevant at the time.

2.3	NOTIFICATION OF AWARD

Following the approval by the Board of the awarding of an Option, the Administrator shall notify the Option Holder in writing of the award and shall enclose with such notice the Option Certificate representing the Option so awarded.

2.4	COPY OF PLAN

Each Option Holder, concurrently with the notice of the award of the Option, shall be provided with a copy of this Plan. A copy of any amendment to the Plan shall be promptly provided by the Administrator to each Option Holder.

2.5	NO SHAREHOLDER RIGHTS

An Option Holder shall not have any rights as a shareholder of the Company with respect to any of the Shares covered by an Option until the Option Holder exercises such Option in accordance with the terms of the Plan and the issuance of the Shares by the Company.

2.6	INCOME TAXES

As a condition of and prior to participation in the Plan, an Option Holder shall authorize the Company in written form to withhold from any remuneration otherwise payable to such Option Holder any amounts required by any taxing authority to be withheld for taxes of any kind as a consequence of such participation in the Plan, including the exercise of Options awarded under the Plan.

2.7	NO REPRESENTATION OR WARRANTY

The Company makes no representation or warranty as to the future market value of any Shares issued in accordance with the provisions of the Plan.

2.8	NO RIGHT TO AWARDS OR EMPLOYMENT

No person shall have any claim or right to receive an Option under the Plan. None of the Plan, the grant of Options under the Plan or any action taken or omitted to be taken under the Plan shall be deemed to create or confer on any Option Holder any right to be retained in the employ or engagement of the Company, or to interfere with or to limit in any way the right of the Company to terminate the employment or engagement of such Option Holder at any time. No award shall constitute salary, recurrent compensation or contractual compensation for the year of grant, any later year or any other period of time. Payments received by an Option Holder under any Option made pursuant to the Plan shall not be included in, nor have any effect on, the determination of employment-related rights or benefits under any other employee benefit plan or similar arrangement provided by the Company, unless otherwise specifically provided for under the terms of such plan or arrangement or by the Board.

ARTICLE III

TERMS AND CONDITIONS OF OPTIONS

3.1	BOARD TO ALLOT SHARES

The Shares to be issued to Option Holders upon the exercise of Options shall be allotted, authorized and reserved for issuance by the Board prior to the exercise thereof.

3.2	NUMBER OF SHARES

(a)	Subject to section 3.2(d) hereof, the maximum number of Shares issuable under the Plan, including Shares subject to Incentive Stock Option treatment, shall not exceed a total of 18,700,000, inclusive of all Shares reserved for issuance under previously granted stock options of Geovic, Ltd. that were exchanged for options of the Company pursuant to the RTO (each, an “Exchanged Option”), unless shareholder approval is obtained in advance in accordance with section 6.2 hereof.

(b)	[this section deleted by action of stockholders at annual stockholder meeting held June 15, 2009.]

(c)	The aggregate number of Shares reserved for issuance pursuant to this Plan or any other previously established and outstanding option plans or grants to any one individual eligible to receive options under the Plan within a one-year period shall not exceed 5% of the Shares outstanding at the time of the grant (unless the Company has obtained shareholder approval to exceed such limit in accordance with section 6.2 hereof).

(d)	If any Option or Exchanged Option has terminated or expired without being fully exercised, any unissued Shares which have been reserved to be issued upon the exercise of the Option or the Exchanged Option, as the case may be, shall become available to be issued upon the exercise of Options subsequently granted under the Plan. If any Option or Exchanged Option has been exercised, the number of Shares into which such Option or such Exchanged Option, as the case may be, was exercised shall become available to be issued upon the exercise of Options subsequently granted under the Plan.

3.3	TERM OF OPTION

Subject to section 3.4, the Expiry Date of an Option shall be the date so fixed by the Board at the time the particular Option is awarded, provided that such date shall not be later than the tenth anniversary of the Award Date of the Option.

3.4	TERMINATION OF OPTION

Subject to section 3.8(b), an Option Holder may exercise an Option in whole or in part at any time or from time to time during the Exercise Period provided that, with respect to the exercise of part of an Option, the Board may, at the time of grant of the option, fix limits, vesting requirements or restrictions in respect of which an Option Holder may exercise all or part of any Option held by him. Any Option or part thereof not exercised within the Exercise Period shall terminate and become null, void and of no effect as of 5:00 p.m. (Mountain Standard Time) on the Expiry Date. The Expiry Date of an Option shall be the earlier of the date so fixed by the Board on the Award Date referred to in section 3.3 above, and the date established, if applicable, in subsections (a) and (b) below except that in the circumstance where the end of the term of an Option falls within, or within two business days after the end of, a “black out” or similar period imposed under any insider trading policy or similar policy of the Company (but not, for greater certainty, a restrictive period resulting from the Company or its insiders being the subject of a cease trade order of a securities regulatory authority). In such circumstances, the end of the term of such Option shall be the tenth business day after the earlier of the end of such black out period or, provided the black out period has ended, the expiry date.

(a)	Death

In the event that the Option Holder should die while he or she is still a Director or Employee, the Expiry Date shall be 12 months from the date of death of the Option Holder.

(b)	Ceasing to be a Member of the Board of Directors

In the event that the Option Holder holds his or her Option as a member of the Board and is not also an Employee of the Company and such Option Holder ceases to be a director of the Company, other than by reason of death, he or she may, after the date he or she ceases to be a director of the Company, exercise his or her Option to the extent that he or she was entitled to exercise the Option at the date of such resignation or termination, unless the Option Holder ceases to be such as a result of an order of the British Columbia Securities Commission, the Exchange, or any regulatory body having jurisdiction to so order, in which case the Expiry Date shall be the date the Option Holder ceases to be a director of the Company.

To the extent that the Option Holder was not entitled to exercise the Option at the date of such resignation or termination, or if he or she does not exercise any portion of the Option which he was entitled to exercise at the date of resignation or termination prior to the Expiry Date, such portion of the Option shall terminate, in which event a number of Shares equal to the number of Shares for which the terminated Option would have been exercisable, shall again be available for Options granted under this Plan.

(c)	Ceasing to Hold Office or to be Employed

In the event that the Option Holder holds his or her Option as a Director (other than a member of the Board) an Employee or a Consultant of the Company and such Option Holder ceases to be a Director (other than a member of the Board), an Employee or a Consultant of the Company, other than by reason of death, he or she may, but only within such period of time not exceeding 120 days, as is determined by the Board at the time of grant of the Option, after the date he or she ceases to be employed by the Company, exercise his or her Option to the extent that he or she was entitled to exercise the Option at the date of such termination, unless the Option Holder ceases to be such as a result of:

(i)	termination for cause; or

(ii)	an order of the British Columbia Securities Commission, the Exchange, or any regulatory body having jurisdiction to so order,

in which case the Expiry Date shall be the date the Option Holder ceases to be a Director (other than a member of the Board), an Employee or a Consultant of the Company.

To the extent that the Option Holder was not entitled to exercise the Option at the date of such termination, or if he or she does not exercise any portion of the Option which he was entitled to exercise at the date of termination within the time specified herein, the Option shall terminate, in which event a number of shares equal to the number of Shares for which the terminated Option would have been exercisable, shall again be available for Options granted under this Plan.

(d)	Incentive Stock Options

Notwithstanding this section 3.4 to the contrary, an Option Holder shall exercise Incentive Stock Options, if at all, within three (3) months from terminating employment with the Company or the Incentive Stock Option shall terminate on the day following such three (3) month period. In the event an Option Holder changes status from an Employee to a Consultant or Director, and no longer remains an Employee upon such change of status, such Option Holder’s Incentive Stock Option shall convert automatically to an Option (other than an Incentive Stock Option) on the day following three (3) months from the change in status.

3.5	EXERCISE PRICE

The Exercise Price shall be that price per Share, as determined by the Board in its sole discretion and announced as of the Award Date, at which an Option Holder may purchase a Share upon the exercise of an Option, provided that the Exercise Price shall not be less than the Market Price.

3.6	ASSIGNMENT OF OPTIONS

Options may not be assigned or transferred except by will, the laws of descent and distribution, and all Option Certificates will be so legended, provided however that the Personal Representatives of an Option Holder may, to the extent permitted by section 4.1, exercise the Option within the Exercise Period.

3.7	ADJUSTMENTS

If prior to the complete exercise of any Option the Shares are consolidated, subdivided, converted, exchanged or reclassified or in any way substituted for (collectively the “Event”), the Option, to the extent that it has not been exercised, shall be adjusted by the Board in accordance with such Event in the manner the Board deems appropriate. No fractional Shares shall be issued upon the exercise of the Options and accordingly, if as a result of the Event an Option Holder would become entitled to a fractional share, such Option Holder shall have the right to purchase only the next lowest whole number of shares and no payment or other adjustment will be made with respect to the fractional interest so disregarded.

3.8	EXERCISE RESTRICTIONS

(a)	The Board may, at the time an Option is awarded or upon renegotiation of the same, attach restrictions relating to the exercise of the Option, including vesting provisions, if the Board may so determine. Any such restrictions shall be recorded on the applicable Option Certificate.

(b)	No lots of Shares in an amount less than 500 Shares shall be issued upon the exercise of the Options unless such amount of Shares represents the balance left to be exercised under the Options.

3.9	REPRESENTATIONS

For Options granted to Employees, Consultants or Management Company Employees, the Company will represent that the Option Holder is a bona fide Employee, Consultant or Management Company Employee, as the case may be.

3.10	INCENTIVE STOCK OPTIONS

Only an Employee may receive an Incentive Stock Option. The exercise price per Share of an Incentive Stock Option shall be fixed by the Board at the time of grant, but in no event shall the exercise price of an Incentive Stock Option be less than one hundred percent (100%) of the Market Price of a Share on the date of grant. No Incentive Stock Option may be issued pursuant to the Plan to any individual who, at the time the Incentive Stock Option is granted, owns stock possessing more than ten percent (10%) of the total combined voting-power of all classes of stock of the Company, or any of its subsidiaries, unless (i) the exercise price determined as of the date of grant is at least one hundred ten percent (110%) of the fair market value on the date of grant of the Shares subject to such Incentive Stock Option and (ii) the Incentive Stock Option is not exercisable more than five (5) years from the date of grant thereof. To the extent the aggregate Market Price of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Option Holder during any calendar year exceeds $100,000, such Options shall be treated as Options other than Incentive Stock Options. No Incentive Stock Option may be granted under the Plan after the tenth anniversary of the effective date of the Plan. The terms of any Incentive Stock Option granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code, or any successor provisions thereto, as amended from time to time. The ability to exercise an Incentive Stock Option shall comply with section 3.4(c).

ARTICLE IV

EXERCISE OF OPTION

4.1	EXERCISE OF OPTION

An Option may be exercised only by the Option Holder or his Personal Representative. Except as otherwise provided in section 3.4(c), an Option Holder or his Personal Representative may exercise an Option in whole or in part, subject to any applicable exercise restrictions, including those set out in section 3.8, at any time or from time to time during the Exercise Period up to 5:00 p.m. (Mountain Standard time) on the Expiry Date by delivering to the Administrator an Exercise Notice, the applicable Option Certificate and, subject to section 4.2 below, payment of the entire Exercise Price in cash or cash equivalents at the time when such Shares are purchased.

4.2	NET EXERCISE

(a)	The Board may permit the net exercise of any Option into Shares by any Option Holder as provided in this section 4.2 (“Net Exercise”) at any time, or from time to time, during the term of such Option. The decision of whether or not to permit Net Exercise for any Option is in the sole discretion of the Board and will be made on a case by case basis. Upon the Net Exercise of Options (the “Converted Options”), the Company shall deliver to the Option Holder (without payment by the Option Holder of any Exercise Price or any cash or other consideration), that number of fully paid and non-assessable Shares (X) equal to the number of Converted Options (Y) multiplied by the quotient obtained by dividing the result of the Fair Market Value of one Share (B) less the Exercise Price per Share (A) by the Fair Market Value of one Share (B). Expressed as a formula, such conversion shall be computed as follows:

(a)			X = (B - A)
B
(b)
	Where:	X =	The number of Shares that will be issued to the Option Holder.
		Y =	The number of Converted Options.
		A =	The Exercise Price per Share.
		B =	The Fair Market Value of one Share.

No fractional Shares shall be issuable upon the Net Exercise of Options.

(b)	Net Exercise may be requested for the exercise of any Options by any Option Holder. The Option Holder must make the request by indicating on the Exercise Notice, which must be submitted as specified in section 4.1 above, that the Option Holder wishes to exercise the Options through the Net Exercise method.

4.3	ISSUE OF SHARE CERTIFICATE

As soon as practicable following the receipt of the Exercise Notice, the Administrator shall cause to be delivered to the Option Holder a certificate for the Shares so purchased. If the number of Shares so purchased is less than the number of Shares subject to the Option Certificate surrendered, the Administrator shall forward a new Option Certificate to the Option Holder concurrently with delivery of the aforesaid share certificate for the balance of the Shares available under the Option.

4.4	CONDITION OF ISSUE

The issue of Shares by the Company pursuant to the exercise of an Option is subject to this Plan, the terms of the Option Certificate, and compliance with the Securities Act of 1933 and the Securities Act, and all other laws, rules and regulations of all regulatory bodies applicable to the issuance and distribution of such Shares and to the listing requirements of any stock exchange or exchanges on which the Shares may be listed. The Option Holder agrees to comply with all such laws, rules and regulations and agrees to furnish to the Company any information representation, report and/or undertakings required to comply with and to fully cooperate with the Company in complying with such laws, rules and regulations. In particular in the event the Options or Shares issued under the Plan are not registered under applicable securities laws but an exemption is available which requires an investment representation or other representation, the Option Holder shall represent and agree at the time of grant or exercise, as applicable, that the Options or Shares being acquired are being acquired for investment, and not with a view to the sale or distribution thereof, and shall make such other representations as are deemed necessary or appropriate by the Company and its counsel.

4.5	LEGEND ON CERTIFICATE

The Board may, if the Shares underlying an Option exercised by an Option Holder are not at the time of exercise registered with the Securities and Exchange Commission on Form S8, cause a legend or legends to be put on certificate for Shares purchased upon exercise of the Option to make appropriate reference to restrictions as the Board may deem advisable or as may be required by the rules and regulations and other requirements of securities regulations, any exchange that lists the Shares and any applicable laws. In particular, if required, for Option Holders who reside in the United States, the certificates shall bear the following or similar legend:

“THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED, OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.”

If, in the opinion of the Company and its counsel any legend placed on a certificate representing shares sold under this Plan is no longer required, the holder of such certificate shall be entitled to exchange such certificate for a certificate representing the same number of Shares but without a legend.

4.6	SECTION 409A

Notwithstanding the foregoing or any provision of the Plan, if any provision of the Plan contravenes Section 409A or could cause the Option Holder to incur any tax, interest or penalties under Section 409A, the Board may, in its sole discretion and without the Option Holder’s consent, modify such provision to (i) comply with, or avoid being subject to, Section 409A, (ii) to avoid the incurrence of taxes, interest and penalties under Section 409A, and/or (iii) to maintain, to the maximum extent practicable, the original intent and economic benefit to the Participant of the applicable provision without materially increasing the cost to the Company or contravening the provisions of Section 409A. Moreover, any discretionary authority of the Board or the Administrator may have pursuant to the Plan shall not be applicable to an Option that is subject to Section 409A, to the extent such discretionary authority will contravene Section 409A. This Section does not create an obligation on the part of the Company to modify the Plan and does not guarantee that the Options will not be subject to interest and penalties under Section 409A.

ARTICLE V

ADMINISTRATION

5.1	ADMINISTRATION

The Plan shall be administered by the Board, an Administrator on the instructions of the Board or the Compensation Committee of the Board (the “Committee”). The Board or the Committee may make, amend or repeal, at any time and from time to time, such regulations not inconsistent with this Plan as it may deem necessary or advisable for the proper administration and operation of this Plan and such regulations shall form part of this Plan. The Board may delegate to the Committee, the Administrator or any officer of the Company such duties and powers in connection with this Plan as it may see fit. In this Plan, unless the context indicates otherwise, references to the Board shall be deemed to include references to the Administrator or the Committee, if the Board shall have delegated obligations or duties to an Administrator or the Committee. Notwithstanding the foregoing, all actions by an Administrator or the Committee shall be subject to final approval by the Board.

5.2	INTERPRETATION

The interpretation by the Board or its authorized committee of any of the provisions of this Plan and any determination by it pursuant thereto shall be final and conclusive and shall not be subject to any dispute by any Option Holder. No member of the Board or any person acting pursuant to authority delegated by the Board hereunder shall be liable for any action or determination in connection with this Plan made or taken in good faith and each member of the Board and each such person shall be entitled to indemnification with respect to any such action or determination in the manner provided for by the Company.

ARTICLE VI

APPROVALS, AMENDMENTS AND TERMINATION

6.1	APPROVALS REQUIRED FOR PLAN

Prior to its implementation by the Company, this Plan is subject to the receipt of approval by the shareholders of the Company at a general meeting and approval of the Exchange within 12 months after the Plan is adopted by the Board. Thereafter, the Company shall obtain shareholder approval of any Plan amendment to the extent necessary and desirable to comply with applicable laws.

6.2	AMENDMENT

The Board may, without notice to the shareholders and without further shareholder approval, at any time and from time to time, amend the Plan or any provisions thereof, or the form of Option Certificate or instrument to be executed pursuant to the Plan, in such manner as the Board, in its sole discretion, determines appropriate:

(a)	for the purposes of making formal minor or technical modifications to any of the provisions of the Plan;

(b)	to correct any ambiguity, defective provisions, error or omission in the provisions of the Plan;

(c)	to change any vesting provisions of Options;

(d)	to change the termination provisions of the Options or the Plan;

(e)	to change the persons who qualify as eligible Directors, Employees and Consultants under the Plan;

(f)	to change the Net Exercise feature of the Plan;

(g)	to add a cashless exercise feature to the Plan; and

(h)	to add or change provisions relating to any form of financial assistance provided by the Company to Directors, Employees and Consultants that would facilitate the purchase of securities under the Plan;

provided, however, that:

(i)	no such amendment of the Plan may be made without the consent of such affected Director, Employee or Consultant if such amendment would adversely affect the rights of such affected Director, Employee or Consultant under the Plan, except that as provided in section 4.6, an amendment to an outstanding Option to comply with the provisions of Section 409A of the Code shall not be deemed to adversely affect the rights of such affected Director, Employee or Consultant; and

(j)	shareholder approval shall be obtained in accordance with the requirements of the Exchange for any amendment that results in:

(i)	an increase in the number of Shares issuable under Options granted pursuant to the Plan;

(ii)	a reduction in the exercise price of an Option granted to an Insider of the Company; or

(iii)	an extension of the term of an Option granted under the Plan benefiting an Insider of the Company.

6.3	TERMINATION

The Board may terminate this Plan at any time provided that such termination shall not alter the terms or conditions of any Option or materially impair any right of any Option Holder pursuant to any Option awarded prior to the date of such termination except with the consent of such Option Holder and notwithstanding such termination the Company, such Options and such Option Holders shall continue to be governed by the provisions of this Plan. Notwithstanding anything in the Plan to the contrary, the Plan shall continue in effect for a term of ten (10) years from the earlier of its adoption by the Board or its approval by the shareholders, unless terminated earlier.

6.4	AGREEMENT

The Company and every person to whom an Option is awarded hereunder shall be bound by and subject to the terms and conditions of this Plan.

Schedule A

OPTION CERTIFICATE

This certificate is issued pursuant to the provisions of the GEOVIC MINING CORP. (the “Company”) Stock Option Plan (the “Plan”) and evidences that (Name of Option Holder)                            is the holder of an option (the “Option”) to purchase up to             (Number of Shares) common shares (the “Shares”) in the capital stock of the Company at a purchase price of $            per Share.

Subject to the provisions of the Plan:

(a)	the Award Date of this Option is (insert date of grant); and

(b)	the Expiry Date of this Option is (insert date of expiry).

(c)	this Option is intended to be an Incentive Stock Option. Yes No

Additional Vesting or Other Restrictions: (insert as applicable)

Other Applicable Terms: (insert as applicable)

This Option may not be assigned or transferred except by will, divorce settlement, the laws of descent and distribution, and all Option Certificates will be so legended, provided however that the Personal Representatives of an Option Holder may, to the extent permitted by section 4.1, exercise the Option within the Exercise Period.

Except as otherwise provided in section 3.4(c) of the Plan, this Option may be exercised in accordance with its terms and the terms of the Plan at any time and from time to time from and including the Award Date through and until 5:00 p.m. (Mountain Standard Time) on the Expiry Date, by delivering to the Company an Exercise Notice, in the form provided in the Plan, together with this certificate and a certified cheque or bank draft payable to the Company in an amount equal to the aggregate of the Exercise Price of the Shares in respect of which this Option is being exercised.

This certificate is issued for convenience only and in the case of any dispute with regard to any matter in respect hereof, the provisions of the Plan and the records of the Company shall prevail.

This certificate and the Option evidenced hereby is subject to the detailed terms and condition contained in the Plan.

Signed this     day of                     , 20        .

GEOVIC MINING CORP. by its authorized signatory:

NAME:

TITLE:

Schedule B

Election to Exercise

The undersigned hereby irrevocably elects to exercise the Options of Geovic Mining Corp. as provided in the attached Option Certificate for the number of Shares set forth below:

Number of Shares to be Acquired:

Exercise Price per Share:	$

Aggregate Purchase Price	$

and either:

1.	hereby tenders a certified cheque, bank draft or cash for such aggregate purchase price; or

2.	requests that the Options be exercised through the Net Exercise method.

The undersigned acknowledges that the Board of Directors of Geovic Mining Corp. may decide, for any reason, that the Options may not be exercised through the Net Exercise method. In such case, this Exercise Notice will be returned to the Option Holder, along with the Option Certificate(s) and the Option Holder may re-submit the Exercise Notice and Option Certificate(s) with a certified cheque, bank draft or cash, as provided in item 1 above.

The undersigned irrevocably hereby directs that the Shares be issued, registered and delivered as follows:

Name in Full	Address	Number of Shares

DATED this     day of                     , 200    .

Geovic Mining Corp.

IMPORTANT ANNUAL MEETING INFORMATION 000004

ENDORSEMENT LINE SACKPACK

MR A SAMPLE

DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6

C123456789

000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext

Electronic Voting Instructions

You can vote by Internet or telephone!

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by

1:00 a.m. CST on June 17, 2011.

Vote by Internet

Log on to the Internet and go to www.envisionreports.com/GVCM

Follow the steps outlined on the secured website.

Vote by telephone

Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.

Follow the instructions provided by the recorded message.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X

Annual Meeting Proxy Card 1234 5678 9012 345

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2, 3 and 4.

1. To elect the following persons as directors of the Corporation to serve until the 2012 annual meeting of stockholders:

For Withhold For Withhold For Withhold +

01 - William A. Buckovic 02 - Michael A. Goldberg 03 - Robert J. MacDonald

04 - Michael T. Mason 05 - Wade D. Nesmith 06 - John T. Perry

07 - Paul D. Rose 08 - Gregg J. Sedun 09 - John E. Sherborne

For Against Abstain For Against Abstain

2. To approve the Corporation’s Second Amended and Restated Stock Option Plan.

3. To approve an amendment to the Corporation’s Certificate of Incorporation to increase the number of authorized shares of the Corporation’s Common Stock to [600,000,000] shares.

4. To ratify the appointment of Ernst & Young LLP as the Corporation’s independent registered public accounting firm for the fiscal year ending December 31, 2011.

In accordance with their discretion, said proxies are authorized to vote upon such other business as may properly come before the Meeting or any adjournment(s) thereof.

B Non-Voting Items

Change of Address — Please print new address below.

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as your name or names appear on the stock certificate or on the attached label hereon. If shares are held jointly, each stockholder should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or authorized officer. If a partnership, please sign in partnership name by authorized person.

Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box.

C 1234567890 J N T

1 U P X 1 1 4 5 3 7 1

MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE

140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND

MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

+

01BS5A

IMPORTANT NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS:

The notice of annual meeting of stockholders, proxy statement, annual report on Form 10-K, electronic proxy card and other annual meeting materials are available on the Internet at

http://www.envisionreports.com/GVCM (for registered stockholders) and

http://www.edocumentview.com/GVCM (for banks and brokerage firms).

GENERAL DIRECTIONS TO THE HOTEL

8235 NE Airport Way, Portland, OR 97220

IF COMING FROM THE NORTH:

Take I-205 South to the Portland Airport Exit. This is the first exit off of the I-205 bridge. Turn right at the bottom of the off-ramp at the stoplight. Follow Airport Way west. Take the Frontage Road, Hotels, Cargo Exit. Make a quick left onto Frontage Road. Follow Frontage westbound and the Sheraton will be on the right hand side.

IF COMING FROM THE SOUTH:

Take I-205 North to the Portland International Airport Exit #24A. The exit ramp merges onto Airport Way, heading westbound. Take the Frontage Road, Hotels, Cargo Exit. Take a quick left onto Frontage Road. Follow Frontage Road west and the Sheraton will be on the right side.

IF COMING FROM THE EAST:

Take I-84 West to I-205 North. Follow I-205 North to the Portland International Airport Exit #24A. This exit will take you to Airport Way heading westbound. Take the Frontage Road, Hotels, Cargo Exit. Make a quick left onto Frontage Road. Follow Frontage Road west and the Sheraton will be on the right side.

IF COMING FROM THE WEST:

Take I-84 East to I-205 North. Follow I-205 North to the Portland International Airport Exit #24A. This exit will take you to Airport Way heading westbound. Take the Frontage Road, Hotels, Cargo Exit. Make a quick left onto Frontage Road. Follow Frontage Road west and the Sheraton will be on the right side.

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Proxy — Geovic Mining Corp.

ANNUAL MEETING OF STOCKHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF GEOVIC MINING CORP.

The undersigned holder of Common Stock, par value $0.0001 per share (the “Common Stock”), of Geovic Mining Corp. (the “Corporation”) hereby nominates and appoints Michael T. Mason and William A. Buckovic, or either of them, as the proxy of the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned, to attend, act and vote in respect of all Common Stock registered in the name of the undersigned at the Annual Meeting of Stockholders (the “Meeting”) of the Corporation to be held on June 17, 2011 at 10:00 a.m. in the Magnolia Hotel, 818 17th Street, Stout Room, Denver Colorado 80202 and at any and all adjournments thereof. Without limiting the general powers hereby conferred, said proxies are directed to vote as specified on the reverse, provided that, if no choice is specified herein, or if any instructions given are not clear, the Common Stock shall be voted as if the stockholder had specified an affirmative vote.

In accordance with their discretion, said proxies are authorized to vote upon such other business as may properly come before the Meeting or any adjournment(s) thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” PROPOSALS 1, 2, 3 AND 4.

The undersigned hereby acknowledges receipt of the notice of annual meeting of stockholders, proxy statement and annual report on Form 10-K.

The undersigned hereby revokes any instrument of proxy heretofore given with reference to the Meeting or any adjournment(s) thereof.

PLEASE MARK, DATE, SIGN AND RETURN THIS PROXY PROMPTLY IN THE ENCLOSED PRE-ADDRESSED ENVELOPE.